                                                                   EXHIBIT 10.18


                                                                  EXECUTION COPY

===============================================================================

                 SECURITIES PURCHASE AND STOCKHOLDERS AGREEMENT

                                     DATED

                               NOVEMBER 25, 1996

                                     AMONG

                       CGW SOUTHEAST PARTNERS III, L.P.,

                      NATIONSBANC INVESTMENT CORPORATION,

           MELLON BANK, N.A., AS TRUSTEE FOR FIRST PLAZA GROUP TRUST,

                               J. DAVID CULWELL,

                              RICHARD E. MITCHELL,

                              RANDALL H. COLLINS,

                               ROBERT M. POWERS,

                                HERNANDO AVILES,

                               STUART ALAN ENSOR,

                                      AND

                           GORGES HOLDING CORPORATION


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                                                                  EXECUTION COPY


                 SECURITIES PURCHASE AND STOCKHOLDERS AGREEMENT
                 ----------------------------------------------

          This Securities Purchase and Stockholders Agreement is entered into on this 25th day of November, 1996, by and among GORGES HOLDING CORPORATION, a Delaware corporation (the "Company"), CGW SOUTHEAST PARTNERS III, L.P., a Delaware limited partnership ("CGW"), MELLON BANK, N.A., as Trustee for First Plaza Group Trust ("First Plaza"), NATIONSBANC INVESTMENT CORPORATION, a Delaware corporation ("NationsBank"), J. David Culwell, Richard E. Mitchell, Randall H. Collins, Robert M. Powers, Hernando Aviles and Stuart Alan Ensor (Messrs. Culwell, Mitchell, Collins, Powers, Aviles and Ensor are each a "Management Purchaser and are collectively the "Management Purchasers"). CGW, First Plaza, NationsBank and the Management Purchasers are each referred to as a "Purchaser" and are collectively referred to as the "Purchasers".

                                   BACKGROUND
                                   ----------

          CGW has caused the Company to be formed for the purpose of owning all of the issued and outstanding capital stock of Gorges/Quik-to-Fix Foods, Inc., a Delaware corporation ("Gorges"). CGW has subscribed for and purchased and now owns one thousand (1,000) shares of the common capital stock of Gorges and is presently the sole shareholder of Gorges. Gorges was formed for the purpose of purchasing substantially all of the business and assets of the Gorges/Quik-to-Fix Foods division of Tyson Foods, Inc. (the "Division") as provided in the Asset Purchase Agreement, dated October 17, 1996 between Gorges, Tyson Foods, Inc., Gorges Foodservice, Inc. and Tyson Holding Company (the "Purchase Agreement"). Each of the Purchasers wish to subscribe for and purchase shares of the capital stock of the Company as herein provided in order to capitalize the Company and, in turn, Gorges, so that the transactions contemplated by the Purchase Agreement can be consummated.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, Purchasers and the Company agree as follows:

                                  DEFINITIONS
                                  -----------

     1.1  Certain Defined Terms.
          ---------------------

          The following terms used in this Agreement have the following meanings:

          "Act" means the Securities Act of 1933, as amended from time to time,
           ---
or any successor statute.

          "Affiliate" means, as to any Person, any other Person that directly or
           ---------
indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession,
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directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, or partnership or other ownership interests, by contract or otherwise), provided that, in any event: (a) any Person that owns directly or indirectly fifty percent (50%) or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a corporation or fifty percent (50%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; (b) each director or officer of such Person shall be deemed to be an Affiliate of such Person and (c) with respect to First Plaza, each trust relating to an employee benefit plan of the General Motors Corporation shall be deemed to be an Affiliate of First Plaza.

          "Agreement" means this Securities Purchase Agreement, as it may be
           ---------
amended from time to time.

          "Board of Directors" means the Company's board of directors.
           ------------------

          "Business" means the business of the Company and its Subsidiaries as
           --------
presently conducted and as presently proposed to be conducted.

          "Business Day" means any day on which commercial banks in Atlanta,
           ------------
Georgia are required to be open for business.

          "CGW" has the meaning set forth in the first paragraph of this
           ---
Agreement.

          "Call Price" means (i) if a Management Purchaser's employment with the
           ----------
Company or any of its Subsidiaries is terminated for any reason other than Cause (as defined in the Employment Agreement between the Company and such Management Purchaser), the greater of Fair Value or Cost, and (ii) if such termination of employment is for Cause, the lesser of Fair Value or Cost.

          "Class A Stock" means the Class A Voting Common Stock, $.01 par value,
           -------------
of the Company.

          "Class B Stock" means the Class B Non-Voting Common Stock, $.01 par
           -------------
value, of the Company.

          "Closing" has the meaning set forth in Section 2.5.
           -------

          "Closing Date" has the meaning set forth in Section 2.5.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, or any successor statute.

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          "Common Stock" means the Class A Stock and/or the Class B Stock, as
           ------------
the context so requires.

          "Company" has the meaning set forth in the first paragraph of this
           -------
Agreement.

          "Consulting Agreement" means the Consulting Agreement to be entered
           --------------------
into by Gorges and the General Partner substantially in the form attached as EXHIBIT A hereto.

          "Cost" means the amount per share of Common Stock paid by a Management
           ----
Purchaser upon his acquisition of such share of Common Stock.

          "Credit Agreement" means the Credit Agreement, dated November 25,
           ----------------
1996, between Gorges, as borrower, NationsBank of Texas, N.A., as administrative agent, and the several lenders that are party thereto, pursuant to which such lenders will provide Gorges with a $30 million revolving credit facility and a $40 million term loan facility, as the same may be amended from time to time.

          "Dollars" and "$" mean the lawful money of the United States of
           -------
America.

          "Effective Date of Termination" means the effective date of
           -----------------------------
Termination of Employment as stated in any notice of termination given by the Company (including notice given by a Subsidiary of the Company) or the Management Purchaser, or in the event no such notice of termination is given by either the Company (including notice given by a Subsidiary of the Company), or the Management Purchaser, then the date on which the Management Purchaser last performs the duties of the Management Purchaser's employment or position with the Company or a Subsidiary of the Company as determined by the Board of Directors of the Company.

          "Employment Agreements" mean the written contracts of employment
           ---------------------
between Gorges and each of the Management Purchasers.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
from time to time, or any successor statute.

          "Fair Value" means  the value of the Common Stock of a Management
           ----------
Purchaser determined as follows: within thirty (30) days following the date the Company gives written notice of the exercise of its repurchase rights under
Section 9.3, the Management Purchaser (or his executor or personal representative) and the Company shall determine and mutually agree upon Fair Value. If the Management Purchaser (or his executor or personal representative) and the Company cannot agree upon Fair Value within such period, the Company and such Management Purchaser (or his executor or personal representative) shall have an additional ten (10) days within which to select an investment banking

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firm of nationally recognized standing with experience in valuing businesses similar to the Company ("Independent Investment Banking Firm") which they shall mutually agree upon to determine Fair Value. If the Management Purchaser (or his executor or personal representative) and the Company cannot mutually agree upon an Independent Investment Banking Firm within such period, an Independent Investment Banking Firm shall be selected by an arbitrator chosen in accordance with the rules of commercial arbitration of the American Arbitration Association then in effect upon petition by either the Management Purchaser (or his executor or personal representative) or the Company. The Independent Investment Banking Firm selected either by mutual agreement of the parties or by the arbitrator as provided in the preceding sentence shall determine the Fair Value of a share of Common Stock of the Company and deliver its opinion in writing to the Company and to the Management Purchaser within sixty (60) days after its election or appointment. If the Independent Investment Banking Firm expresses its opinion as to the Fair Value of a share of Common Stock in terms of a range of values, the mean of such range shall be deemed to be Fair Value for purposes of this Agreement, or if such opinion expresses Fair Value as an absolute number, such number shall be deemed to be the Fair Value. Any determination of Fair Value made in accordance with the foregoing provisions shall be conclusive and binding on the Company and the Management Purchaser (and his executor or personal representative) for purposes of determining the amount payable for each share of Common Stock of the Company upon the exercise by the Company of its rights under
Section 9.3 hereof. The Company, on the one hand, and the Management Purchaser (or his executor or personal representative), on the other hand, shall bear (x) his or its out-of-pocket fees and expenses in connection with the determination of Fair Value, and (y) one-half of the fees and expenses of the Independent Investment Banking Firm making the determination of Fair Value.

          "Fiscal Year" means the fiscal year of the Company, which shall be the
           -----------
twelve-month period ending on the last day in the month of December.

          "GAAP" means generally accepted accounting principles and practices,
           ----
consistently applied, as promulgated in (i) the documents of Rule 203 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, (ii) Statement of Accounting Standards No. 43 "Omnibus Statement on Auditing Standards" of the Auditing Standards Board of the American Institute of Certified Public Accountants and (iii) any superseding or supplemental documentation of equal authority promulgating generally accepted accounting principles and practices, all as in effect from time to time.

          "General Partner" means CGW Southeast III, L.L.C., the general partner
           ---------------
of CGW.

          "Indenture" means the Indenture among Gorges, as issuer of the Senior
           ---------
Subordinated Notes, and IBJ Schroeder Bank & Trust Company, as trustee, dated November 25, 1996, as the same may be amended from time to time.

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          "Initial Public Offering" means the Company's first offering of Common
           -----------------------
Stock of the Company that is registered under the Act, which offering is underwritten on a firm commitment basis and produces gross proceeds to the Company in excess of $30,000,000.

          "Investment Banking Agreement" means the Investment Banking Agreement
           ----------------------------
to be entered into by Gorges and the Management Company substantially in the form attached as EXHIBIT B hereto.

          "Management Company" means CGW Southeast Management III, L.L.C.
           ------------------

          "Material Adverse Effect" means any circumstances, change in, or
           -----------------------
effect on the Company, its Subsidiaries or its business that, individually or when taken together with all other circumstances, changes in or effects on the Company, its Subsidiaries or its business is or is reasonably likely to be materially adverse to the condition (financial or otherwise), results of operations, earnings, business, assets (including intangible assets) or prospects of the Company or its Subsidiaries or a material and adverse effect on the Company's or any of its Subsidiaries' ability to perform its obligations under any of this Agreement, the Indenture or the Credit Agreement or under any other document, instrument or agreement issued in connection herewith or therewith to which the Company or any of its Subsidiaries is a party or any adverse effect, whether or not material, upon the binding nature, validity or enforceability of any material provision of this Agreement.

          "Permitted Transferee" means as to any Purchaser who is an individual
           --------------------
his executor or administrator, any spouse, child, grandchild or sibling of such Purchaser or any trust created for the benefit of any such spouse, child, grandchild or sibling.

          "Person" means and includes natural persons, corporations,, limited
           ------
partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Purchaser" or "Purchasers" has the meaning set forth in the first
           ---------      ----------
paragraph of this Agreement.

          "Registrable Securities" means (i) any Common Stock issued pursuant to
           ----------------------
this Agreement, (ii) any Common Stock owned by the Purchasers, and (iii) any capital stock of the Company issued or issuable with respect to the Common Stock described in clauses (i) and (ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Act or sold to the public through a broker, dealer or market maker in compliance

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with Rule 144 under the Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary of the Company. For purposes of this Agreement, a Purchaser shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Purchaser has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Purchaser shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

          "Sale of the Company" shall mean the sale of the Company and all of
           -------------------
its Subsidiaries as a whole (whether by merger, share exchange, consolidation, reorganization, recapitalization, sale of all of the outstanding capital stock or sale of substantially all of their respective assets) to any Person other than to an Affiliate of CGW.

          "Second Closing" has the meaning set forth in Section 2.5.
           --------------

          "Second Closing Date" has the meaning set forth in Section 2.5.
           -------------------

          "Senior Subordinated Notes" means the 11.5% Senior Subordinated Notes
           -------------------------
due 2006 to be issued by Gorges as provided in the Indenture.

          "Stock Incentive Plan" has the meaning set forth in Section 3.2.2.
           --------------------

          "Subsidiary" of any Person means any other Person of which more than
           ----------
fifty percent (50%) of the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such Person is owned by such first Person, by one or more Subsidiaries of such first Person, or by such first Person and one or more of its Subsidiaries or which is controlled directly or indirectly by the first Person.

          "Termination of Employment" means the termination of the employee-
           -------------------------
employer relationship between the Management Purchaser and the Company (and its Subsidiaries), regardless of the fact that severance or similar payments are made to the Management Purchaser, for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability, or retirement.

     1.2  Accounting Terms.  For purposes of this Agreement, all accounting
          ----------------
terms not otherwise defined herein have the meanings assigned to them in conformity with GAAP.

     1.3  Other Definitional Provisions.
          -----------------------------

          1.3.1 Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, and to the part include the whole. The term "including" is

                                       6
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not limiting and the term "or" has the inclusive meaning represented by the term
"and/or."   The words "hereof," "herein," "hereunder," and  similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "Sections," "Appendices," "Exhibits" and "Schedules" are to Sections, Appendices, Exhibits and Schedules, respectively, of this Agreement, unless otherwise specifically provided. Terms defined herein may be used in the singular or the plural.

          1.3.2 Accounting principles and practices are "consistently applied" when the accounting principles and practices observed in a current period are comparable in all material respects to the accounting principles and practices applied in the preceding period.

                                   SECTION 2
                        PURCHASE AND SALE OF SECURITIES
                        -------------------------------

     2.1  Purchase and Sale of Class A Common Stock by CGW and First Plaza.
          ----------------------------------------------------------------
Each of CGW and First Plaza agrees to purchase from the Company, and the Company agrees to issue and sell to each such Purchaser, that number of shares of Class A Stock of the Company set forth opposite such Purchaser's name as follows:

                CGW              250,000
                First Plaza      110,000

     In consideration of the issuance and sale of such shares to it, CGW shall at the Closing and against delivery by the Company to CGW of a certificate for the shares of Class A Stock purchased by CGW hereunder, (a) transfer, assign and convey to the Company the one thousand (1,000) shares of the Common Stock of Gorges owned by CGW, which the parties agree is valued at one thousand dollars ($1,000.00) and (b) deliver to the Company by wire transfer to an account designated by the Company the sum of Twenty Four Million Nine Hundred Ninety Nine Thousand Dollars ($24,999,000). In consideration of the issuance and sale of such shares to it, First Plaza shall, at the Closing and against delivery by the Company to First Plaza of a certificate for the shares of Class A Stock purchased by First Plaza hereunder, deliver to the Company by wire transfer to an account designated by the Company the sum of Eleven Million Dollars ($11,000,000).

     2.2  Purchase and Sale of Class B Stock.  NationsBank agrees to purchase
          ----------------------------------
from the Company, and the Company agrees to issue and sell to NationsBank, Ninety Thousand (90,000) shares of Class B Stock of the Company. In consideration of the issuance and sale of such shares to it, NationsBank shall, at the Closing and against delivery by the Company to NationsBank of a certificate for the shares of Class B Stock purchased by it hereunder, deliver to the Company by wire transfer to an account designated by the Company the sum of Nine Million Dollars ($9,000,000).

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     2.3  Purchase of Class A Stock by Management Purchasers.  Each Management
          --------------------------------------------------
Purchaser agrees to purchase from the Company at the Second Closing, and the Company agrees to issue and sell to such Management Purchaser at that time, the number of shares of Class A Stock of the Company set forth opposite the name of such Management Purchaser on SCHEDULE 2.3 hereto. As payment for the shares of Class A Stock respectively to be purchased by him hereunder, each Management Purchaser agrees to pay the Company at the Second Closing, by check or wire transfer to an account designated by the Company, and against delivery by the Company to such Management Purchaser of a certificate for the shares of Class A Stock purchased by him hereunder, the sum set forth opposite the name of such Management Purchaser on SCHEDULE 2.3 hereto. Unless and until a Management Purchaser pays for the shares of Class A Stock to be purchased by him hereunder and a certificate for such shares is issued as herein provided, such Management Purchaser shall not be or be deemed to be a stockholder of the Company and shall have no rights as a stockholder of the Company in respect of the shares of Class A Stock subscribed for by such Management Purchaser herein.

     2.4  Other Agreements.  At the Closing, the Company shall cause  Gorges to
          ----------------
enter into (a) the Consulting Agreement with the General Partner, and (b) the Investment Banking Agreement with the Management Company.

     2.5  Closing.  Subject to the satisfaction or waiver of all conditions
          -------
precedent which are set forth in Section 4.1 to the obligations of the parties in Sections 2.1 and 2.2, the purchase and sale of Common Stock by CGW, First Plaza and NationsBank provided for herein shall be consummated at a closing (the "Closing") to be held at the offices of Alston & Bird, 1201 W. Peachtree Street, Atlanta, Georgia 30309, on the date of and immediately prior to the consummation of the transactions provided for in the Purchase Agreement. The date on which the Closing occurs is referred to herein as the "Closing Date." Subject to the satisfaction or waiver of all conditions precedent which are set forth in
Section 4.3 to the obligations of the parties in Section 2.3, the purchase and sale of Class A Stock by the Management Purchasers provided for herein shall be consummated at a closing (the "Second Closing") to be held at the offices of the Company on March 31, 1997. The date on which the Second Closing occurs is referred to as the "Second Closing Date."


                                   SECTION 3
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     3.1  Representations and Warranties of Purchasers.  Each Purchaser,
          --------------------------------------------
severally but not jointly, represents and warrants to the Company and each other Purchaser as follows:

          3.1.1  Organization and Qualification.  If such Purchaser is a trust,
                 ------------------------------
it is validly existing under the laws of the jurisdiction of its formation. If such Purchaser is a corporation or a partnership, it is an entity duly

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organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

          3.1.2  Authority.  Such Purchaser is an "accredited investor" as such
                 ---------
term is defined in Rule 501 of the Rules and Regulations promulgated under the Act, and has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. If such Purchaser is a trust, corporation or partnership, the execution, delivery and performance by such Purchaser of this Agreement have been duly and validly authorized and approved by all necessary action on the part of such Purchaser. This Agreement is the legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in an action at law or in equity). Neither the execution and delivery by such Purchaser of this Agreement nor the consummation by such Purchaser of the transactions contemplated hereby will (a) if such Purchaser is a trust, corporation or partnership, violate such Purchaser's organizational documents, (b) to the knowledge of such Purchaser, violate any provisions of law or any order of any court or any governmental unit to which such Purchaser is subject, or by which its assets are bound, or (c) conflict with, result in a breach of, or constitute a default under any material indenture, mortgage, lease, agreement or other instrument to which such Purchaser is a party or by which its assets or properties are bound.

          3.1.3  Investment.  The Common Stock to be purchased by such Purchaser
                 ----------
hereunder is being acquired for investment purposes only and for such Purchaser's own account and not with a view to the resale or distribution of any part thereof.

          3.1.4  Sophistication.  Such Purchaser has such knowledge and
                 --------------
experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Common Stock; such Purchaser has the ability to bear the economic risks of such investment; such Purchaser has the capacity to protect his or its own interests in connection with the transactions contemplated by this Agreement; and such Purchaser has had an opportunity to obtain such financial and other information from the Company as it deems necessary or appropriate in connection with evaluating the merits of the investment in the Common Stock. If such Purchaser is a Management Purchaser, he has been employed as an executive officer of the Division, is now employed as an executive officer of the Company or one of its Subsidiaries and is familiar with the business and affairs of the Division.

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     3.2  Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to each Purchaser as follows:

          3.2.1  Legal Status; Qualification.
                 ---------------------------

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in all jurisdictions where the failure to be so qualified or licensed would have a Material Adverse Effect. The Company has furnished to Purchasers a complete and correct copy of the Company's Certificate of Incorporation and Bylaws, each as currently in effect and as is in effect as of the Closing. The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

          (b) As of the Closing, the only Subsidiary of the Company is Gorges. Gorges is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Gorges is duly qualified or licensed to do business and in good standing as a foreign corporation in all jurisdictions where the failure to be so qualified or licensed would have a Material Adverse Effect. The Company has furnished to Purchasers a complete and correct copy of the Certificate of Incorporation and Bylaws of Gorges, each as currently in effect and as in effect as of the Closing. Gorges is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

          3.2.2  Capitalization.
                 --------------

          (a) The authorized capital stock of the Company consists of one million (1,000,000) shares of Class A Stock, one hundred thousand (100,000) shares of Class B Stock, and one million (1,000,000) shares of preferred stock without designation (the "Preferred Stock"). On the date hereof and at all times prior to the Closing no shares of the Class A Stock, no shares of the Class B Stock and no shares of the Preferred Stock are or will be issued and outstanding. Immediately following the Closing, there will be issued and outstanding 360,000 shares of the Class A Stock, 90,000 shares of the Class B Stock and no shares of the Preferred Stock. Except for this Agreement, the rights of the holders of Class B Stock to exchange shares of Class B Stock for shares of Class A Stock as provided in the Company's Certificate of Incorporation, and except for a total of one hundred twelve thousand five hundred (112,500) shares of Class A Stock reserved for issuance upon the exercise of stock options granted or to be granted pursuant to the Company's 1996 Stock Incentive Plan (the "Stock Incentive Plan"), there are not now outstanding and will not be outstanding immediately following the Closing any agreements, rights or options to acquire, or any debt or equity securities convertible into or exchangeable for, any shares of the capital stock of the Company.

          (b) The authorized capital stock of Gorges consists of 2,000 shares of common stock, $.01 par value, of which 1,000 shares are now and will be on the Closing Date issued and outstanding. As of the Closing, all of the issued and outstanding shares of capital stock of Gorges will be owned by the Company, free and clear of all liens, charges and encumbrances except for the lien in favor of

                                       10
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NationsBank of Texas, N.A. pursuant to the Credit Agreement.  Except for this
Agreement, there are not now outstanding and will not be outstanding immediately following the Closing any agreements, rights or options giving to any Person the right to acquire, or any debt or equity securities convertible into or exchangeable for, any shares of the capital stock of Gorges.

          3.2.3  No Violation.  The execution, delivery and performance by the
                 ------------
Company of this Agreement and any other instruments or documents executed and delivered by the Company hereunder and the execution, delivery and performance by Gorges of the Purchase Agreement, the Indenture and the Credit Agreement and any other instruments or documents executed and delivered by Gorges thereunder:
(a) do not conflict with the Company's or Gorges' Certificate of Incorporation or Bylaws, (b) do not violate any provision of any law, rule, regulation or ordinance, or any order or ruling of any court or governmental entity to which the Company or Gorges is subject, and (c) do not result in a breach of or constitute a default (or an event which with the passage of time or giving of notice, or both, would constitute a default) under, or cause or permit the acceleration of the maturity of or give rise to any right of termination, cancellation, imposition of fees or penalties under, any contract, obligation, debt, note, bond, lease, mortgage, license, indenture or other instrument to which the Company or Gorges is a party or by which it or Gorges, or any of their respective properties or assets, may be bound.

          3.2.4  Corporate Power and Authority; Governmental or Other Consents.
                 -------------------------------------------------------------
The Company and Gorges each have all requisite corporate power and authority to carry on their business as presently conducted and as currently proposed to be conducted, and to own, lease, sell or operate their properties. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and any other instruments or documents executed and delivered by it hereunder. Gorges has the requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Indenture and the Credit Agreement and any other instruments or documents executed and delivered by it thereunder. The Company has furnished to Purchasers a complete and correct copy of the Purchase Agreement, the Indenture and the Credit Agreement each as in effect on the date hereof and on the Closing Date. No governmental or other consents, approvals, authorizations, registrations, declarations or filings are required for the execution, delivery and performance of this Agreement by the Company and the Purchase Agreement, Indenture and Credit Agreement by Gorges. Neither the Company nor Gorges is subject to any law, rule or regulation restricting in any way its ability to issue shares of its capital stock or rights to acquire such shares.

          3.2.5  Due Authorization; Validity; Enforceability.  This Agreement
                 -------------------------------------------
and all other instruments or documents executed by the Company in connection herewith have been duly authorized, executed and delivered, and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by

                                       11
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applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in an action at law or in equity). The Purchase Agreement, the Indenture and the Credit Agreement, and all other instruments or documents executed by Gorges in connection therewith, have been duly authorized, executed and delivered by Gorges, and constitute legal, valid and binding obligations of Gorges, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in an action at law or in equity).

          3.2.6  Truth and Accuracy of Information.  None of the documents,
                 ---------------------------------
instruments and other information furnished to Purchasers by the Company or Gorges contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty or statement made by the Company in this Agreement, or in any document, certificate, exhibit or schedule attached to or delivered in connection herewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make any statements made therein not misleading. There is no fact which could reasonably be expected to have a Material Adverse Effect and which has not been disclosed in the documents provided to Purchasers.

          3.2.7  Litigation.  There is no (a) legal, administrative, arbitration
                 ----------
or other proceeding, suit, claim or action of any nature, investigation or controversy, pending or, to the knowledge of the Company, threatened against the Company or Gorges, whether at law or in equity, or before or by any arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality that, if decided adversely to the Company or Gorges would have a Material Adverse Effect or would restrain or prohibit the Company from consummating the transactions provided for herein or would restrain or prohibit Gorges from consummating the transactions provided for in the Purchase Agreement; or (b) judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company or Gorges that would have a Material Adverse Effect or that would restrain or prohibit the Company from consummating the transactions provided for herein or would restrain or prohibit Gorges from consummating the transactions provided for in the Purchase Agreement.

          3.2.8  Valid Issuance.  All of the outstanding capital stock of the
                 --------------
Company and Gorges has been duly authorized and validly issued and is fully paid and non-assessable and has been issued in compliance with applicable securities and other similar laws. When issued in accordance with, and for the consideration specified in, this Agreement, the Common Stock to be purchased by each Purchaser hereunder will have been duly authorized and validly issued and will be fully paid and non-assessable with no personal liability attaching to the ownership thereof. Each Purchaser will receive title to the Common Stock purchased by it hereunder free and clear of any lien, charge or encumbrance, other than as may be created by the action or inaction of such Purchaser.

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          3.2.9  Business Operations.  The Company and Gorges are each newly
                 -------------------
formed corporations. The Company has not engaged in any business or operations since its formation other than entering into this Agreement. Gorges has not engaged in any business or operations since its formation other than entering into the Purchase Agreement and arranging for the issuance and sale by Gorges of the Senior Subordinated Notes and for certain secured credit facilities such that the net proceeds to Gorges from the issuance and sale of the Senior Subordinated Notes and amounts available to be borrowed by Gorges under such credit facilities, when taken together with capital to be contributed by the Company to Gorges, will provide funds to pay the purchase price for the business and assets of the Division to be acquired under the Purchase Agreement and provide working capital for the operations of Gorges following such acquisition.

          3.2.10  Purchase Agreement Representations.  The representations and
                  ----------------------------------
warranties of Gorges contained in Article 6 of the Purchase Agreement are true and correct. To the best knowledge of the Company, the representations and warranties of Tyson Foods, Inc., Gorges Foodservice, Inc. and Tyson Holding Company contained in Article 5 of the Purchase Agreement are true and correct.

                                   SECTION 4
                              CONDITIONS PRECEDENT
                              --------------------

     4.1  CGW's, First Plaza's and NationsBank's Conditions to Closing.  The
          ------------------------------------------------------------
obligation of each of CGW, First Plaza and NationsBank to purchase the Common Stock at the Closing is subject to the fulfillment or waiver of all of the following conditions prior to, or contemporaneously with, the Closing.

          4.1.1  Representations and Warranties.  The representations and
                 ------------------------------
warranties of the Company contained herein shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date, and each such Purchaser shall have received a certificate of an officer of the Company certifying the provisions of this
Section 4.1.1.

          4.1.2  Certified Documents, Etc.  The Company shall have delivered, or
                 ------------------------
shall have caused to be delivered, to each such Purchaser copies of the following documents, duly certified, or the following certificates, as applicable:

          (a) Resolutions of the Board of Directors of the Company authorizing
(i) the execution, delivery and performance of this Agreement and all other agreements to be executed and delivered by the Company hereunder, (ii) the consummation of the transactions contemplated by this Agreement, and (iii) all other actions to be taken by the Company in connection with this Agreement;

          (b) Resolutions of the Board of Directors of Gorges authorizing (i) the execution, delivery and performance of the Purchase Agreement, the Indenture and the Credit Agreement and all other agreements to be executed and delivered

                                       13
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by Gorges thereunder, (ii) the consummation of the transactions contemplated by the Purchase Agreement, the Indenture and the Credit Agreement, and (iii) all other actions to be taken by Gorges in connection with the Purchase Agreement, the Indenture and the Credit Agreement.

          (c) Certificates, signed by the Secretary of the Company, dated as of the Closing Date, as to the incumbency, and containing the specimen signature or signatures, of the officer or officers of the Company authorized to execute this Agreement on behalf of the Company, together with evidence of the incumbency of such company officer;

          (d) The Certificate of Incorporation of the Company and Gorges, certified as of a recent date by the Secretary of State of Delaware, and copies of the Bylaws of the Company and Gorges, certified as of the Closing Date by the Secretary of the Company; and

          (e) A certificate of status, good standing or existence with respect to the Company and Gorges from the Secretary of State of Delaware, and of each state or other jurisdiction in which the Company or Gorges is qualified to do business, dated as of a recent date.

          4.1.3  Executed Agreements.  Gorges shall have executed and delivered
                 -------------------
the Consulting Agreement to the General Partner and the Investment Banking Agreement to the Management Company.

          4.1.4  Opinion of Counsel to Company.  Each such Purchaser shall have
                 -----------------------------
received the written opinion of Alston & Bird, counsel to the Company in the form of EXHIBIT C hereto.

          4.1.5  Delivery of Certificates for Common Stock.  The Company shall
                 -----------------------------------------
have delivered to each such Purchaser, against payment therefore as herein provided, a certificate, registered in the name of each such Purchaser or its nominee, representing the shares of the Common Stock respectively to be purchased by each such Purchaser hereunder.

          4.1.6  Other Acts, Conditions, Etc.  All acts, conditions and things
                 ----------------------------
(including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of this Agreement and to constitute the same legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

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          4.1.7  Documents in Satisfactory Form.  All documentation, including,
                 ------------------------------
without limitation, documentation for corporate and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and all documents executed and delivered in connection with this Agreement (including, without limitation, the Consulting Agreement, the Investment Banking Agreement, the Indenture, the Credit Agreement and the Employment Agreements) shall be reasonably satisfactory in form and substance to each such Purchaser and its counsel.

          4.1.8  Purchase of Common Stock.  Each other Purchaser (other than the
                 ------------------------
Management Purchasers) shall have purchased and paid for the Common Stock it is obligated to purchase under this Agreement.

          4.1.9  Consummation of Other Transactions.  Each of the conditions
                 ----------------------------------
precedent to the obligations of Gorges under the Purchase Agreement, the Indenture and the Credit Agreement shall have occurred (or been waived by Gorges with the consent of each such Purchaser), the transactions contemplated in the Purchase Agreement, the Indenture and the Credit Agreement shall have been consummated in accordance with the respective terms thereof concurrently with the Closing, and each such Purchaser shall have received copies of the executed Purchase Agreement, Indenture, Credit Agreement, Consulting Agreement, Investment Banking Agreement and Employment Agreements and all other documents and instruments executed and delivered by any of the parties to such agreements as such Purchaser shall reasonably request.

     4.2  The Company's Conditions to Closing.  The obligation of the Company to
          -----------------------------------
sell the Common Stock to each of CGW, First Plaza and NationsBank at the Closing, is subject to the fulfillment or waiver of all of the following conditions prior to, or contemporaneously with, the Closing.

          4.2.1  Representations and Warranties.  The representations and
                 ------------------------------
warranties of such Purchasers contained herein shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date.

          4.2.2  Payment of Purchase Price.  CGW, First Plaza and NationsBank
                 -------------------------
shall have delivered to the Company, against delivery of certificates for the Common Stock respectively purchased by such Purchaser hereunder, the consideration for such Common Stock to be paid by such Purchaser as provided in Sections 2.1 and 2.2 above.

     4.3  Management Purchasers' Conditions to Closing.  The obligation of each
          --------------------------------------------
Management Purchaser to purchase Class A Stock at the Second Closing is subject to the fulfillment or waiver of all of the following conditions prior to, or contemporaneously with, the Second Closing.

          4.3.1.  Representations and Warranties.  The representations and
                  ------------------------------
warranties of the Company contained herein shall be true and correct in all material respects on and as of the Second Closing Date, with the same effect as

                                       15
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if made on and as of the Second Closing Date, except for such changes as may result from the passage of time and the conduct of the business of the Company and its Subsidiaries in the ordinary course between the Closing Date and the Second Closing Date, and such Management Purchaser shall have received a certificate of an officer of the Company certifying the provisions of this
Section 4.3.1.

          4.3.2  Delivery of Certificates for Class A Stock.  The Company shall
                 ------------------------------------------
have delivered to each Management Purchaser, against payment therefore as herein provided, a certificate registered in the name of such Management Purchaser representing the shares of Class A Stock respectively to be purchased by such Management Purchaser hereunder.

          4.3.3  Consummation of Other Transactions.  The transactions provided
                 ----------------------------------
for in the Purchase Agreement and in Sections 2.1 and 2.2 of this Agreement shall have been consummated in accordance with the respective terms thereof.

     4.4  The Company's Conditions to the Second Closing.  The obligations of
          ----------------------------------------------
the Company to sell the Class A Stock to any Management Purchaser at the Second Closing is subject to the fulfillment or waiver of all of the following conditions prior to, or contemporaneously with, the Second Closing.

          4.4.1  Representations and Warranties.  The representations and
                 ------------------------------
warranties of such Management Purchaser contained herein shall be true and correct in all material respects on and as of the Second Closing Date, with the same effect as though made on and as of the Second Closing Date, and such Management Purchaser shall have executed and delivered to the Company a certificate, dated the Second Closing Date, to that effect.

          4.4.2  Payment of Purchase Price.  Such Management Purchaser shall
                 -------------------------
have paid to the Company, by check or wire transfer to an account designated by the Company, against delivery of a certificate for the Class A Stock purchased by such Management Purchaser, the consideration for such Class A Stock to be paid by such Management Purchaser as provided in Section 2.3 above.

          4.4.3  Continued Employment.  Such Management Purchaser is on the
                 --------------------
Second Closing Date an employee of the Company or one of its Subsidiaries.

                                   SECTION 5
                             AFFIRMATIVE COVENANTS
                             ---------------------

          The Company covenants separately with each of First Plaza and NationsBank that so long as such Purchaser and any Affiliate of it owns, directly or beneficially, in the aggregate at least twenty-five percent (25%) of the shares of Common Stock purchased by it hereunder, the Company shall:

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     5.1  Reporting Requirements.  Provide such Purchaser all of the following:
          ----------------------

          (a) copies of all notices of meeting delivered to the members of the Board of Directors and each committee thereof and of all other materials delivered to the members of the Board of Directors and each committee thereof in their capacity as such;

          (b) as soon as available and in any event within 120 days after the end of each Fiscal Year, audited consolidated and consolidating financial statements of the Company and its Subsidiaries as of the end of and for such Fiscal Year, together with the report thereon of the Company's independent certified public accounting firm, such financial statements to include a balance sheet, statements of income, stockholders' equity and cash flows, and footnotes, all prepared in accordance with GAAP;

          (c) as soon as available and in any event within 30 days after the end of each fiscal reporting period, a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal reporting period and statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such fiscal reporting period and for the Fiscal Year to date, prepared in accordance with GAAP;

          (d) as soon as possible and in any event within ten Business Days after acquiring knowledge thereof, written notice of all litigation, actions, suits or proceedings threatened or commenced affecting the Company or any of its Subsidiaries or the properties or business of the Company or any of its Subsidiaries if the relief sought thereunder is either unspecified as to amount, or is for damages in excess of $100,000 or, if awarded, could reasonably be expected to have a Material Adverse Effect, and as soon as possible and in any event within five Business Days after any material development or change in the status of any such litigation, action, suit or proceeding, notice of such development or change;

          (e) prompt written notice of the occurrence of any other event that has had, or that could reasonably be expected to have, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole;

          (f) promptly from time to time, such other information or documents respecting the business, properties or the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries, as such Purchaser may from time to time reasonably request;

          (g) promptly after the execution and delivery thereof by all parties thereto, all amendments to the Indenture, the Credit Agreement or any other agreement evidencing or relating to an obligation of the Company or any of its Subsidiaries to repay borrowed monies;

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          (h) prompt written notice of the occurrence of any default or event of default under the Indenture, the Credit Agreement or any other agreement evidencing or relating to an obligation of the Company or any of its Subsidiaries to repay borrowed monies; and

          (i) not less than thirty (30) Business Days prior to the first day of each Fiscal Year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its Subsidiaries in respect of such Fiscal Year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing.

     5.2  Visitation Rights.  Permit any representatives designated by such
          -----------------
Purchaser, upon reasonable written notice and during normal business hours and such other times as such Purchaser may reasonably request, to (i) visit and inspect any of the properties of the Company or its Subsidiaries, (ii) examine the corporate and financial records of the Company or its Subsidiaries and make copies thereof or extracts therefrom, and (iii) discuss the affairs, finances and accounts of the Company or its Subsidiaries with the directors, officers, key employees and independent accountants of the Company or its Subsidiaries. The presentation of an executed copy of this Agreement by any Purchaser to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

     5.3  Reservation of Class A Shares.  The Company shall at all times reserve
          -----------------------------
and keep available out of its authorized but unissued shares of Class A Stock, for the purpose of effecting the conversion or exchange of the Class B Stock, such number of its duly authorized shares of Class A Stock as shall be sufficient to effect the conversion or exchange, in accordance with the terms thereof, of any Class B Stock from time to time outstanding.

     5.4  Corporate Existence.  The Company shall maintain and cause each of its
          -------------------
Subsidiaries to maintain their respective corporate existence, rights and franchises in full force and effect.

     5.5  Directors of Subsidiaries.  The Company shall cause the boards of
          -------------------------
directors of each of its Subsidiaries to be comprised of only those persons who are directors of the Company.

     5.6  Compliance with Laws.  The Company shall comply with all applicable
          --------------------
laws, except to the extent the failure to so comply would not have a Material Adverse Effect.

                                       18
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                                   SECTION 6
                               NEGATIVE COVENANTS
                               ------------------

     The Company covenants that, so long as any shares of Common Stock remain outstanding, without the prior written consent of Purchasers owning not less than 75% of the number of shares of Common Stock owned by the Purchasers, neither the Company nor any of its Subsidiaries shall:

     6.1  Business.  Discontinue its business or engage in any business
          --------
activities or operations substantially different from or unrelated to the manufacture, distribution, and sale of further processed meat.

     6.2  Restrictions on Sales of Assets.  Sell or otherwise dispose of any
          -------------------------------
property except:

          (a) sales, leases, rentals or dispositions of property as a result of a constructive loss or similar loss of the property;

          (b) sales, leases, rentals or dispositions of property in the ordinary course of business and for consideration not less than the fair market value;

          (c) sales, leases, rentals or dispositions of property having a fair market value not in excess of $500,000 in the aggregate during any Fiscal Year; and

          (d) the disposition of any obsolete or retired property not used or useful in its business the fair market value of which obsolete or retired property, singly or when aggregated with all other such assets sold pursuant to this clause, does not exceed $500,000.

     6.3  Management or Consulting Fees.  Pay fees or any other amount to any
          -----------------------------
Person for consulting services or the management of the business or of any assets of the Company or any Subsidiaries except for (a) the management of employee benefit plan assets, (b) consulting fees payable to the General Partner pursuant to the Consulting Agreement, (c) fees paid to the Management Company pursuant to the Investment Banking Agreement; and (d) consulting, management or similar fees payable to Persons who are not Affiliates of the Company, any Purchaser or the General Partner for services provided to the Company or its Subsidiaries pursuant to agreements entered into in the ordinary course of business.

     6.4  Transactions with Affiliates.  Lend or advance money to, or contract
          ----------------------------
with or engage in any other transactions with Affiliates, except in the ordinary course of business and on terms and for consideration which are no less favorable to the Company or more favorable to the Affiliate than the terms and consideration which the Company or such Affiliate, as the case may be, would be obligated to pay or entitled to receive in an arm's length transaction.

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     6.5  Amendments of Corporate Documents.  Amend its Certificate of
          ---------------------------------
Incorporation or Bylaws in a manner that could reasonably be expected to have a Material Adverse Effect, increase the authorized capital stock of the Company or affect the rights of any Purchaser hereunder.

     6.6  Executive Compensation.  Allow any of its officers, directors or
          ----------------------
employees to use any assets or property of the Company or any of its Subsidiaries for personal purposes, or increase the salary or other compensation or benefits paid or provided to any officer or director of the Company or such Subsidiary except to the extent that such increase is commercially reasonable, in accordance with industry standards, and not in excess of the value of the services rendered.

     6.7  Issuance of Capital Stock.   Except for shares of Common Stock issued
          -------------------------
to employees pursuant to the terms and conditions of the Stock Incentive Plan in effect on the Closing Date, not issue shares of Common Stock or Preferred Stock or any options, rights, or warrants convertible into or exercisable or exchangeable for Common Stock or Preferred Stock.

     6.8  Amendments to Certain Other Agreements.  Amend the Consulting
          --------------------------------------
Agreement or the Investment Banking Agreement.

     6.9  Demand Registrations.  Enter into any agreement with any other holder
          --------------------
of capital stock of the Company which permits such holder to demand registration of such capital stock under the Act or under any other securities or blue sky laws of any jurisdiction.

     6.10 No Restrictive Agreements.  Except as contemplated by the Credit
          -------------------------
Agreement and the Indenture (each as in effect on the date hereof), enter into any agreement which would restrict or otherwise be inconsistent with any of the rights and obligations of any Purchaser under this Agreement.

                                   SECTION 7
                         CO-SALE RIGHTS AND OBLIGATIONS
                         ------------------------------

     7.1  Co-Sale Rights of Non-CGW Purchasers.  In the event that CGW receives
          ------------------------------------
a bona fide offer from any Person (a "Proposed Purchaser") to purchase all or any portion of the Common Stock owned by CGW (a "Proposed Transfer"), then each Purchaser other than CGW shall have the right, as a precondition to such Proposed Transfer, to cause CGW to require the Proposed Purchaser to purchase such percentage of the Common Stock owned by such Purchaser, as it elects, up to and including the percentage of CGW's Common Stock being purchased by the Proposed Purchaser. Any Common Stock purchased from such Purchaser pursuant to this Section 7.1 shall be paid and contracted for at the same price per share, with the same form of consideration and otherwise upon the same terms and conditions as the sale by CGW.

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     7.2  Co-Sale Obligations of Purchasers.  (a)  In the event the Board of
          ---------------------------------
Directors and the holders of a majority of the Common Stock then outstanding approve a Sale of the Company, each Purchaser will (i) consent to, vote for and raise no objections against such Sale of the Company, (ii) waive any dissenter's or appraisal rights and similar rights with respect thereto and (iii) if such Sale of the Company is structured as a sale of Common Stock, agree to sell all of such Common Stock on the terms and conditions approved by the Board of Directors and the holders of a majority of the Common Stock then outstanding. The Purchasers will take all necessary and desirable actions in connection with the consummation of any Sale of the Company including (x) if such sale is structured as a sale of assets, actions necessary to cause the orderly liquidation of the Company following the consummation of such Sale and (y) the making of the same representations, warranties, covenants and undertakings (to the extent applicable to any such Purchaser in his, her or its capacity as a stockholder of the Company) to the prospective transferee(s) in such Sale of the Company as the holders of a majority of the Common Stock then outstanding; provided, that none of First Plaza, NationsBank or their respective permitted transferees shall be required to make any representations or warranties specifically concerning, or with respect to, the Company or its Subsidiaries or their respective businesses or assets or provide indemnification for any representations or warranties except out of funds of such Sale which are retained as an escrow, hold back or similar arrangement, and provided, further, if either First Plaza or NationsBank determines in good faith that any sale by it of the capital stock of the Company owned by it would constitute a violation of applicable law or regulation, such Purchaser shall not be required to sell such capital stock in such Sale of the Company.

          (b) The obligations of the Purchasers with respect to the Sale of the Company are subject to the satisfaction of the condition that the consideration received in such Sale by each Purchaser in respect of a share of Common Stock owned by such Purchaser shall be in the same amount and form, and shall be received at the same time, as each other Purchaser shall receive in respect of a share of Common Stock owned by such other Purchaser. If any Purchaser shall be given the right to elect the form of such consideration or the time or manner in which such consideration is payable, such right to elect shall be given to all Purchasers. Consideration received in such Sale shall be deemed to include all consideration received by any Purchaser in any transaction which is consummated substantially contemporaneously with such Sale.

          (c) Notwithstanding anything to the contrary contained herein, in no event shall First Plaza be required to sell its Common Stock if such sale would cause First Plaza to engage in a prohibited transaction within the meaning of
Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Code unless an exemption therefrom shall have been obtained or otherwise apply.

          (d) Notwithstanding anything to the contrary contained herein, in no event shall NationsBank be required to sell its Common Stock if such sale would cause NationsBank to take (i) any voting securities, the voting provisions of which would cause NationsBank to violate any law, regulation or other

                                       21
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requirement of any governmental body applicable to NationsBank, or (ii) any securities convertible into voting securities, the voting provisions of which if such conversion took place would cause NationsBank to violate any law, regulation or other requirement of any governmental body applicable to NationsBank other than securities which are specifically provided to be convertible into voting securities only in the event that such conversion may occur without any such violation.

     7.3  Participation Notice.  CGW shall, not less than fifteen (15) nor more
          --------------------
than forty-five (45) days prior to any Proposed Transfer or Sale of the Company, notify each other Purchaser in writing of any such Proposed Transfer or Sale of the Company (the "Participation Notice"). Such Participation Notice shall set forth: (a) the number and type of securities proposed to be transferred (the "Transferred Securities"); (b) the name(s) and address(es) of the Proposed Purchaser(s) in the event of a Proposed Transfer or the proposed transferee in the event of a Sale of the Company; (c) the proposed amount and all forms of consideration (with an adequate description of any non-cash consideration) and terms and conditions of payment offered by such Proposed Purchaser in the event of a Proposed Transfer or the proposed transferee in the event of a Sale of the Company; (d) the date, time and place at which the Proposed Transfer or Sale of the Company is to be consummated (the "Scheduled Closing"); and (v) that the Proposed Purchaser in the case of a Proposed Transfer has been informed of the co-sale rights of each Purchaser provided for in Section 7.1 hereof and has agreed to purchase the Transferred Securities in accordance with the terms of that Section.

     7.4  Exercise of Co-Sale Rights or Obligations.  The co-sale rights and
          -----------------------------------------
obligations described in Sections 7.1 and 7.2 may be exercised by delivery of a written notice (the "Exercise Notice"), at least ten (10) Business Days prior to the Scheduled Closing, to either (a) CGW, in case of the co-sale rights described in Section 7.1 hereof, or (b) each Purchaser, in case of the co-sale obligations described in Section 7.2 hereof. In case of the co-sale rights described in Section 7.1 hereof, such notice shall state the number of shares of Common Stock that each Purchaser, as the case may be, elects to include in such sale to the Proposed Purchaser.

     7.5  Miscellaneous.  In the event that any Purchaser exercises its co-sale
          -------------
rights pursuant to Section 7.1 hereof and the Proposed Purchaser is not willing to purchase shares of Common Stock from such Purchaser, as the case may be, on the same terms and conditions as specified in the Participation Notice, then CGW shall not be permitted to transfer or otherwise dispose of any of its shares of Common Stock to the Proposed Purchaser pursuant to the Proposed Transfer unless the Proposed Purchaser agrees to purchase (a) a lesser amount of CGW's shares of Common Stock and (b) a pro rata amount (based on the number of shares of Common Stock that CGW and all other Purchasers elect to sell) of the shares of Common Stock of such Purchaser on the same terms and conditions as CGW's shares of Common Stock are purchased. Upon exercising its respective co-sale rights pursuant to Section 7.1, a Purchaser shall be obligated until the date of the

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Scheduled Closing, to transfer such number and type of securities as specified in the Exercise Notice, to the Proposed Purchaser on the terms and conditions stated in the Participation Notice and in accordance with the provisions of
Section 7.1.

     7.6  Inapplicability of Article.  Notwithstanding anything to the contrary
          --------------------------
set forth in this Section 7, the rights and obligations arising under this
Section 7 shall not apply to the sale by CGW of shares of Common Stock pursuant to a public offering of securities of the Company in which all Purchasers shall be permitted to sell shares of Common Stock as set forth in Section 11.1 below.

     7.7  CGW Distribution.  CGW agrees with First Plaza and NationsBank that
          ----------------
CGW will not make any distribution to its partners of all or any portion of the Common Stock owned by it (other than in connection with a final liquidation and winding up of CGW) unless it has first offered to purchase from First Plaza and NationsBank, respectively, all (or such lesser portion as First Plaza and NationsBank respectively may elect) of the Common Stock owned by each of them for a price equal to the fair market value thereof. As used in this Section 7.7, "fair market value" shall be determined in the same manner as set forth in the definition of "Fair Value" (substituting for the rights of a Management Purchaser described therein the rights of First Plaza and NationsBank) and any valuation of the Common Stock by an Independent Investment Banking Firm shall be made based on an arm's length sale of the Company as an entirety without discount for minority interests, disparate voting rights or any similar matter.

                                   SECTION 8
                               PREEMPTIVE RIGHTS
                               -----------------

     8.1  Preemptive Rights.  Except as provided in Section 8.2 below, if after
          -----------------
the date hereof the Company authorizes the issuance and sale of any shares of its Common Stock or other equity securities or any securities containing options or rights to acquire any shares of Common Stock or other equity securities of the Company, the Company, by written notice (the "First Notice"), will first offer to sell to each Purchaser a portion of such Common Stock, equity securities, options or rights equal to the percentage determined by dividing (i) the number of shares of Common Stock then held by such Purchaser by (ii) the number of shares of Common Stock then issued and outstanding. Each Purchaser will be entitled to purchase its portion of such Common Stock, equity securities, options or rights at the most favorable price and on the most favorable terms as such Common Stock, equity securities, options or rights are to be offered to any other Person. In the event any Purchaser shall not timely exercise its right under this Section 8.1 to purchase a portion of such Common Stock, equity securities, options or rights, or if after timely exercising such right shall fail timely to consummate such purchase (a "Non-Purchasing Purchaser"), each other Purchaser that has fully exercised its right under this
Section 8.1 to purchase such Purchaser's portion of such Common Stock, equity

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securities, options or rights and who has timely consummated such purchase (a
"Purchasing Purchaser") shall have the right to purchase such Purchasing Purchaser's pro rata share (determined among all Purchasing Purchasers on the basis of their respective ownership of Common Stock of the Company) of the portion of such Common Stock, equity securities, options or rights which the Non-Purchasing Purchaser had the right to purchase under this Section 8.1. The Company shall notify all Purchasing Purchasers in writing within five (5) days after the expiration of such thirty (30) day period of the amount of Common Stock, equity securities, options or rights that were not subscribed for within such thirty (30) day period by all Non-Purchasing Purchasers (the "Second Notice"). Any computation of the number of shares of Common Stock, equity securities, options or rights that a Purchaser has the right to purchase under this Section 8.1 shall be rounded to the nearest whole share. Each Purchaser must exercise its purchase rights, if it elects to do so, within thirty (30) days after receipt of the First Notice or in the case of the purchase by a Purchasing Purchaser of a portion of the Common Stock, equity securities, options or rights that a Non-Purchasing Purchaser had the right to, but did not purchase, within ten (10) days after receipt of the Second Notice.

     If NationsBank shall so request, the Company shall offer to NationsBank, in lieu of any Class A Stock or other voting securities that the Company proposes to sell and that NationsBank has the right to acquire under this Section 8.1, a comparable number of shares of Class B Stock or other securities which have no voting rights and are convertible into Class A Stock on the same terms as Class B Stock is convertible into Class A Stock but which are otherwise identical to the stock or securities being offered.

     The provisions of this Section 8.1 shall terminate upon the consummation of an Initial Public Offering.

     8.2  Exceptions for Stock Options, Etc.  Section 8.1 above and the rights
          ---------------------------------
of the Purchasers thereunder shall not apply to (a) Class A Stock or any securities of the Company which are convertible into or exchangeable for Class A Stock that are issued to employees of the Company or any direct or indirect Subsidiary of the Company, either directly or upon exercise of options, rights, warrants, grants or awards, pursuant to the terms of the Stock Incentive Plan; provided, however, that the aggregate number of shares of Class A Stock (or securities exerciseable for, convertible into or exchangeable for shares of Class A Stock) issued or issuable pursuant to such Stock Incentive Plan and all similar plans adopted and approved by the directors of the Company shall not exceed 112,500, (b) Class A Stock to be issued on the conversion or exchange of Class B Stock, and (c) Class B Stock (or any other non-voting securities) to be issued upon the conversion or exchange of any Class A Stock (or any other comparable voting securities).

                                   SECTION 9
                            RESTRICTIONS ON TRANSFER
                            ------------------------

     9.1  Restrictions on Transfer.  Each Purchaser agrees that it will not
          ------------------------
sell, transfer, or assign any shares of Common Stock now owned or hereafter acquired by it except (a) as provided in Section 7 above, (b) as provided in this Section 9, (c) subject to Section 7.1 if the transferor is CGW, if such Purchaser is a trust, corporation or partnership, to an Affiliate of such Purchaser, (d) if such Purchaser is an individual, to a Permitted Transferee or

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(e) if such Purchaser is CGW, to its partners in connection with the liquidation and winding up of its affairs; provided, however, any such Affiliate or Permitted Transferee shall take such shares of Common Stock subject to all of the rights, obligations and restrictions thereon set forth herein and shall execute and deliver to the Company and each Purchaser such agreements as the Company and such Purchasers shall reasonably require to evidence the agreement thereto of such Affiliate or Permitted Transferee.

     9.2  Right of First Refusal.  If any Purchaser other than CGW shall receive
          ----------------------
a bona fide offer from a Person (other than an Affiliate of such Purchaser) to purchase shares of Common Stock owned by such Purchaser and such Purchaser desires to accept such offer, such Purchaser shall, within five (5) Business Days after receipt of such bona fide offer, notify the Company of the offer, stating in such notice (the "Notice") the following: (a) the name and address of the offeror; (b) the number of shares subject to such offer and the price per share offered by such offeror for such shares (the "Price"); (c) the terms and methods of payment by such offeror for such shares, and (d) the agreement of such offeror to acquire such shares subject to the restrictions on transfer set forth herein. The Notice given by such Purchaser shall constitute an offer by such Purchaser to the Company to sell such shares (the "Offered Shares"), at the price and upon the terms and conditions set forth in this Section 9.2. The Notice shall include a representation by such Purchaser to the effect that the proposed terms in the Notice are contained in a bona fide offer and that the offeror is an independent, unrelated third party, and the Notice shall be accompanied by a copy of the written offer to purchase the Offered Shares by the offeror, binding upon the offeror, and subject only to the terms and conditions of this Agreement.

          (a) The Company shall have an option to purchase all, but not less than all, of the Offered Shares, which option shall be exerciseable by giving written notice of exercise to such Purchaser within thirty (30) Business Days after receipt of the Notice.

          (b) The purchase price for each of the Offered Shares to be purchased pursuant to this Section 9.2 by the Company shall be the Price set forth in the Notice. The purchase price shall be paid, at the Company's option, (i) in accordance with the terms offered by the offeror as set forth in the Notice, or
(ii) in immediately available funds delivered at the closing described in
Section 9.2(c) below.

          (c) The closing of the purchase of the Offered Shares under this
Section 9.2 shall be at the principal office of the Company. The Company shall designate a closing date and time, which date shall be within thirty (30) Business Days after the date of the Notice or such later date and time as may be agreed upon by the Company and such Purchaser. At the closing, such Purchaser shall deliver certificates duly endorsed or accompanied by duly executed stock powers for the Offered Shares being purchased pursuant to this Section 9.2, and such Purchaser shall transfer the Offered Shares being purchased pursuant to this Section 9.2 to the Company, free and clear of all liens, claims, charges, or encumbrances, against payment to such Purchaser for the Offered Shares.

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          (d) In the event that the right of first refusal provided in this
Section 9.2 is not exercised within the time period set forth in Section 9.2(a), or if the purchase of the Offered Shares is not consummated within the time period set forth in Section 9.2(c) through no fault of such Purchaser, such Purchaser may transfer the Offered Shares to the offeror upon terms and conditions no more favorable than those set forth in the Notice; provided however, that prior to the consummation of any such transfer, the Company shall have received the opinion of its counsel, or counsel reasonably satisfactory to it, that such transfer does not require registration under the Act or any applicable securities laws, and such offeror shall have entered into such written agreements as the Company and the other Purchasers shall reasonably request pursuant to which the shares of Common Stock acquired by such offeror shall continue in the hands of such offeror to be subject to the restrictions on transfer set forth herein. The Company shall not give effect on its books to any transfer or purported transfer of shares held or owned by such Purchaser to any Person unless each and all of the conditions hereof affecting such transfer shall have been satisfied. If the transfer by such Purchaser to the offeror named in the Notice is not made within ninety (90) days after the date that the Purchaser first became free to make such transfer, the right to transfer in accordance with this Section 9.2(d) shall expire. In such event, the restrictions of this Agreement shall be reinstated as to the Offered Shares, and any transfer of such Offered Shares proposed to be made by such Purchaser subsequent to the expiration of such ninety (90) day period, whether or not to the same transferee or on the same terms and conditions, must be made in accordance with this Section 9.2.

     9.3  Company's Right to Repurchase from Management Purchaser.  For a period
          -------------------------------------------------------
of one hundred eighty (180) days following the Effective Date of Termination as to any Management Purchaser, the Company shall have the right, but not the obligation, to repurchase from such Management Purchaser (or where shares of Common Stock are owned or held by a Permitted Transferee of such Management Purchaser, such Permitted Transferee) at a price per share equal to the Call Price of all or any portion of the shares of Common Stock then owned by such Management Purchaser or Permitted Transferee. If the Company elects to exercise its right to repurchase pursuant to this Section 9.3, it shall do so by giving written notice thereof to such Management Purchaser or such Permitted Transferee, as the case may be, prior to the expiration of such 180-day period, which notice shall specify the number of shares held by such Management Purchaser or such Permitted Transferee as to which the Company is exercising its repurchase right. The closing of any purchase of shares of Common Stock owned by such Management Purchaser or such Permitted Transferee pursuant to this
Section 9.3 shall take place at the principal office of the Company not earlier than thirty (30) nor later than forty-five (45) days after the date of the Company's written notice of the exercise of its right to purchase such shares pursuant to this Section 9.3.

     9.4  Assignment to Purchasers.  If the Company shall at any time during the
          ------------------------
term of this Agreement have the right pursuant to Sections 9.2 or 9.3 to purchase from any Purchaser or any Affiliate or Permitted Transferee thereof, as

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the case may be, any shares of the Common Stock then owned by such Purchaser or such Affiliate or Permitted Transferee, and the Company at such time is either unable, or elects not, to exercise such right with respect to all or any part of such shares of capital stock, the Company may, but shall not be obligated to, assign its rights and delegate its obligations hereunder to the other Purchasers, pro rata among them on the basis of their respective ownership of Common Stock, which may then, pro rata among them in such manner, exercise all of the rights of the Company with respect to the purchase of such shares of Common Stock as to which such rights are assigned.

     9.5  Prohibited Transactions.  Notwithstanding anything to the contrary
          -----------------------
contained herein, in no event shall First Plaza be required to sell its Common Stock pursuant to this Section 9 if such sale would cause First Plaza to engage in a prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Code unless an exemption therefrom shall have been obtained or otherwise apply.

     9.6  Legends.  During the term of this Agreement, each certificate
          -------
representing shares of the Common Stock held by the parties to this Agreement shall bear the following legend (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

     On the face of the certificate:

               "Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate."

     On the reverse:

               "The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Securities Purchase and Stockholders Agreement by and among Gorges Holding Corporation (the "Company") and certain Purchasers of the capital stock thereof, dated as of November 25, 1996, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby shall be made except in accordance with and subject to the provisions of said Agreement. By acceptance of this certificate, any holder, transferee, or pledgee hereof agrees to be bound by all of the provisions of said Agreement."

A copy of this Agreement shall be kept on file in the principal offices of the Company in Dallas, Texas. Upon termination of all applicable restrictions set forth herein and upon tender to the Company of the appropriate stock certificates, the Company shall reissue to the holder of such stock new stock certificates which shall contain only such restrictive legend as may be required by the terms and conditions of this Agreement.

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     9.7  No Transfer If Change of Control.  Notwithstanding anything to the
          --------------------------------
contrary herein contained, a Purchaser may not sell, assign, transfer or convey any shares of Common Stock or other securities of the Company owned by it if such sale, assignment, transfer or conveyance would, either singly or when taken together with the sale, assignment, transfer or conveyance by one or more other Purchasers, shall cause, constitute or result in a Change of Control, as such term is defined in the Indenture, or would cause, constitute or result in a default or event of default under Section 9.1(j) the Credit Agreement.

                                   SECTION 10
                      VOTING AGREEMENTS; ATTENDANCE RIGHTS
                      ------------------------------------

     10.1 Election of Directors.  The Purchasers agree that the number of
          ---------------------
directors constituting the Board of Directors shall be not more than five (5). Each Purchaser agrees to vote at each meeting of the stockholders of the Company duly called and held for the purpose of electing directors all shares of the capital stock of the Company respectively owned by such Purchaser and entitled to vote for the election of directors of the Company (or otherwise take all consensual action required) to fix the number of directors of the Company in accordance with the preceding sentence, and to elect and qualify a Board of Directors consisting of not more than five (5) persons nominated by CGW. If a vacancy on the Board of Directors shall occur by reason of the death, resignation or removal of any director elected as herein provided, CGW shall have the right to nominate the successor to such director. Each Purchaser agrees to vote all shares of the capital stock of the Company respectively owned by such Purchaser and entitled to vote for the election of such successor director (or otherwise take all consensual action required) for the election of the person so nominated to fill such vacancy.

     10.2 Right to Attend Board Meetings.  The Company shall use its best
          ------------------------------
efforts to ensure that meetings of its Board of Directors and the Board of Directors of any Subsidiary of the Company are held on the same day at least four (4) times each year and at least once each quarter. So long as First Plaza (or any Affiliate thereof) or NationsBank (or any Affiliate thereof), as the case may be owns of record or beneficially at least twenty-five percent (25%) of the number of shares of Common Stock purchased by it hereunder, such Purchaser shall have the right to have one representative attend each meeting of the Boards of Directors of the Company and any Subsidiary of the Company and each meeting of any committee thereof and to participate in all discussions during each such meeting. The Company shall send notice to each such Purchaser of the time and place of any such meeting in the same manner and at the same time as it shall send notice thereof to the directors or committee members of the Company and any Subsidiary of the Company, as the case may be. The Company shall also provide, and shall cause any Subsidiary of the Company to provide, to each such Purchaser copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the Boards of Directors or committee of the Company or any Subsidiary of the Company, except for information reasonably

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designated as classified information of such Boards of Directors.  The Company shall furnish, and shall cause any Subsidiary of the Company to furnish, to each such Purchaser a true and correct copy of all consensual action taken by the Boards of Directors of the Company or any Subsidiary of the Company not later than thirty (30) Business Days after such consensual action is taken. The Company shall promptly reimburse in full each representative of such Purchaser who attends any such meeting of such Boards of Directors of the Company or any Subsidiary of the Company or any committee thereof for all of such representative's reasonable out-of-pocket expenses incurred in attending such meeting.

     10.3 Stock Option Plan.  The Company proposes to adopt the Stock Incentive
          -----------------
Plan pursuant to which the Company shall be permitted to grant stock incentives in the form of incentive stock options, non-qualified stock options, restricted stock grants, and stock appreciation rights to employees of the Company as and to the extent approved by the Board of Directors. The Purchasers hereby consent and agree to the adoption of the Stock Incentive Plan and to the reservation of 112,500 shares of Class A Stock for issuance upon exercise of stock incentives granted thereunder.

     10.4 Certain Agreements with Affiliates of CGW.  First Plaza and
          -----------------------------------------
NationsBank hereby consent and agree to Gorges entering into (a) the Consulting Agreement and (b) the Investment Banking Agreement, and further agree to the performance by Gorges of all of its obligations thereunder, including the payment by Gorges to CGW and the Management Company, respectively, of the fees and remuneration provided to be paid thereunder.

     10.5 Regulatory Matters.  In the event of any reasonable determination by
          ------------------
any Purchaser (a "Regulated Holder") that, by reason of any existing or future Federal or state rule, regulation, guideline, order, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a "Regulatory Requirement"), it is effectively restricted or prohibited from holding any of the Common Stock (including any shares of capital stock or other securities distributable to such Regulated Holder in any merger, reorganization, readjustment or other reclassification of securities), the Company agrees to use reasonable efforts to take, and to cause the other Purchasers to take, such action as may be reasonably necessary to permit such Regulated Holder to comply with such Regulatory Requirement. Any expenses related to taking such action will be borne by the Regulated Holder. Such action to be taken may include, without limitation, the Company's authorization of one or more new classes of capital stock and the modification or amendment of the Certificate of Incorporation or any other document or instrument executed in connection with the capital stock or other securities held by such Regulated Holder. Such Regulated Holder shall give written notice to the Company of any such determination and the action or actions necessary to comply with such Regulatory Requirement, and the Company shall take, and shall use its reasonable efforts to cause the other Purchasers to take, all steps reasonably necessary to comply with such determination as expeditiously as possible. Without limitation of the foregoing, the Company

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shall not effect any redemption or other similar transaction if NationsBank would own upon consummation of such redemption or transaction greater than 24.9% of the aggregate capital interests in the Company.

                                   SECTION 11
                              REGISTRATION RIGHTS
                              -------------------

     11.1 Piggyback Registrations.
          -----------------------

          (a) Whenever the Company proposes to register any of its securities under the Act (whether in connection with the offering of securities for sale by the Company or its stockholders or both), other than in the Initial Public Offering where only securities of the Company are proposed to be included therein, and the registration form to be used may be used for the registration of any Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all Purchasers of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) Business Days after the receipt of the Company's notice.

          (b) The Registration Expenses (as defined below) of the Purchasers shall be paid by the Company in all Piggyback Registrations.

          (c) If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include securities in such registration in the following order of priority (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Purchasers on the basis of the number of shares of Registrable Securities as to which registration was requested by each such Purchaser, and
(iii) third, other securities requested to be included in such registration.

          (d) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include securities in such registration in the following order of priority (i) first, the Registrable Securities requested to be included in such registration, pro rata among the Purchasers on the basis of the number of shares of Registrable Securities as to which registration was requested by each such Purchaser, (ii) second, the securities requested to be included therein by the other holders requesting such registration and (iii) third, other securities requested to be included in such registration.

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          (e) If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to this Section 11.1, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

          (f) The Purchasers who are selling Registrable Securities in an underwritten offering shall not be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Purchaser and such Purchaser's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 11.6.

     11.2 Lockup Agreements.  If requested to do so by the underwriters managing
          -----------------
the registered public offering, the Company (a) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the one hundred eighty (180) day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), and (b) each Purchaser shall agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted).

     11.3 Designation of Underwriter.  In the case of any registration pursuant
          --------------------------
to the provisions of Section 11.1 hereof which is proposed to be effected pursuant to a firm commitment underwriting, the Company shall select the managing underwriter, and any Purchaser whose shares are included in such registration statement shall sell such shares only pursuant to such underwriting.

     11.4.  Registration Procedures.  Whenever any Purchaser has requested that
            -----------------------
any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or

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supplements thereto, the Company shall furnish to the counsel selected by the
Purchasers copies of all such documents proposed to be filed, and such counsel shall have the opportunity to review and comment on such);

          (b) notify each Purchaser of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each Purchaser such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchaser;

          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e) notify each Purchaser, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the

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meaning of Rule 11Aa2-I of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, use its best efforts to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Purchasers or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Act and Rule 158 thereunder;

          (j) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

          (k) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

          (l) use its best efforts to obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least ten percent (10%) of the securities covered by such registration statement); and

          (m) if any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if in such holder's sole and exclusive judgment, such holder is or might be deemed to be an underwriter or a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the

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investment quality of the Company's securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

     11.5 Registration Expenses.
          ---------------------

          (a) All expenses incident to the Company's performance of or compliance with this Section 11, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this
Section 11, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

          (b) In connection with each Piggyback Registration, the Company shall reimburse the Purchasers for their respective share of the reasonable fees and disbursements of one counsel chosen by the sellers of Registrable Securities.

          (c) To the extent Registration Expenses are not required to be paid by the Company, each Purchaser shall pay those Registration Expenses allocable to the registration of such Purchaser's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

          (d) Underwriting discounts and commissions and transfer taxes relating to the Registrable Securities included in any registration hereunder, and all fees and expenses of counsel for any Purchaser (other than fees and expenses of one counsel chosen by the sellers of Registrable Securities as provided in
Section 11.5(b) above) shall be borne and paid by the sellers of Registrable Securities.

     11.6 Indemnification.
          ---------------

          (a) The Company agrees to indemnify, to the extent permitted by law, each Purchaser, its officers and directors and each Person who controls such Purchaser (within the meaning of the Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary

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prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Purchaser expressly for use therein or by such Purchaser's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Purchaser with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of each Purchaser.

          (b) In connection with any registration statement in which a Purchaser is participating, each such Purchaser shall furnish to the Company in writing such information and affidavits relating to the Purchaser as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Purchaser; provided that the obligation to indemnify shall be individual, not joint and several, for each Purchaser and shall be limited to the net amount of proceeds received by such Purchaser from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

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          (d) The indemnification provided for under this Section 11.6 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

     11.7 Contribution.  If the indemnification provided for in this Section 11
          ------------
is unavailable to or insufficient to hold harmless an indemnified party under
Section 11.6 hereof (other than by reason of exceptions or other limitations provided in such Section) in respect of any losses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and any such Purchaser on the other hand from its sale of Registrable Securities or if such allocation is not permitted by applicable law, the relative fault of the Company on the one hand and of the indemnified Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the indemnified Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the indemnified Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 11.6, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 11.7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     11.8.  Other Indemnification.  Indemnification similar to that specified
            ---------------------
herein (with appropriate modifications) shall be given by the Company and the Purchasers with respect to any required registration or other qualification of securities under any state law or regulation or governmental authority other than the Act.

     11.9 Public Reports.  If the Company shall have filed a registration
          --------------
statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Act, the Company

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thereafter shall use its best efforts to file the reports required to be filed by it under the Exchange Act on a timely basis. Further, the Company shall use its best efforts to make such filings and disclosures as are necessary for the Purchasers to dispose of their Common Stock pursuant to Rule 144 under the Securities Act.

                                   SECTION 12
                                 MISCELLANEOUS
                                 -------------

     12.1 Termination.
          -----------

          12.1.1  Method of Termination.  This Agreement and the transactions
                  ---------------------
contemplated in Sections 2.1 and 2.2 hereof may be terminated at any time prior to the Closing:

          (a) By the mutual consent of the Company, CGW, First Plaza and NationsBank;

          (b) By the Company after December 31, 1996 if the transactions contemplated hereby have not been closed or if any of the conditions to the Company's obligations set forth in Section 4.2 have not been satisfied or waived by the Company, unless the failure to close such transactions is due to any failure by the Company to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or a material breach of any of the Company's representations, warranties or covenants contained herein;

          (c) By CGW, First Plaza or NationsBank after December 31, 1996, if the transactions contemplated hereby have not been closed or if any of the conditions to such Purchaser's obligations set forth in Section 4.1 have not been satisfied or waived by such Purchaser, unless the failure to close such transactions is due to any failure by such Purchaser to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or a material breach of any of such Purchaser's representations, warranties or covenants contained herein;

          (d) By the Company, CGW, First Plaza or NationsBank at any time after January 31, 1997, if the Closing shall not have occurred for any reason on or prior to January 31, 1997;

          (e) By either CGW, First Plaza or NationsBank, on the one hand, or the Company, on the other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on any such Purchaser or the Company, which prohibits or restrains such Purchaser and/or the Company from consummating the transactions contemplated by this Agreement,

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provided that each party to this Agreement who is prohibited or restrained by such order, writ, injunction, or decree shall have used its reasonable best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within thirty (30) days after entry, by any such court or governmental or regulatory agency.

          12.1.2  Notice of Termination.  Notice of termination of this
                  ---------------------
Agreement, as provided for in this Section 12.1, shall be given by the party so terminating to the other party or parties hereto in accordance with Section 12.2 of this Agreement.

          12.1.3  Effect of Termination.  If this Agreement terminates pursuant
                  ---------------------
to Section 12.1, this Agreement shall become void and of no further force and effect, and each party shall pay the costs and expenses incurred by it in connection with this Agreement and, provided this Agreement was not terminated as a result of a breach of this Agreement, no party (or any of its officers, directors, employees, agents, representatives or stockholders) shall be liable to any other party for any costs, expenses, damages (direct or indirect) or loss of anticipated profits. If, however, this Agreement is terminated as a result of a breach, this Section 12.1.3 shall not relieve a breaching or defaulting party from any liability to the other parties.

          12.1.4  Termination of Certain Provisions.  The rights, obligations
                  ---------------------------------
and agreements of the Purchasers contained in Section 7 hereof, the restrictions on transfer contained in Section 9 hereof, the voting agreement contained in
Section 10 hereof and the rights to attend meetings of the Board of Directors as set forth in Section 10 hereof shall terminate upon the earliest to occur of (a) completion of the Initial Public Offering, or (b) agreement to such termination by the parties hereto or their permitted successors or assigns. Unless theretofore terminated in accordance with the preceding sentence, the voting agreement contained in Section 10.1 hereof shall terminate on the tenth anniversary of the date hereof.

     12.2 Notices.  In order to be effective, any notice or other communication
          -------
required or permitted hereunder, shall, unless otherwise stated herein, be in writing and shall be transmitted by messenger, delivery service, mail or telecopy, as specified below:

                    If to Purchasers:

                    CGW Southeast Partners III, L.P.
                    Twelve Piedmont Center, Suite 210
                    Atlanta, Georgia  30305
                    Telecopier:  (404) 316-8258
                    Attention:  William A. Davies

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                    with a copy (which shall not constitute notice) to:

                    Alston & Bird
                    One Atlantic Center
                    1201 West Peachtree Street
                    Atlanta, Georgia 30309-3424
                    Telecopier:  (404) 881-7777
                    Attention:   Sidney J. Nurkin, Esq.

                    Mellon Bank, N.A., as Trustee of First Plaza Group Trust c/o General Motors Investment Management Corporation
                    767 Fifth Avenue
                    New York, New York 10153
                    Telecopier:  (212) 418-3665
                    Attention:   Donna O. Smolens

                    Mellon Bank, N.A.
                    One Mellon Bank Center
                    Room 3346
                    Pittsburgh, PA  15258
                    Telecopier:  (412) 236-1928
                    Attention:   Laurie A. Adams

                    with a copy (which shall not constitute notice) to:

                    Legal Department
                    General Motors Investment Management Corporation 767 Fifth Avenue
                    New York, New York 10153
                    Telecopier:  (212) 418-6123
                    Attention:   Cathleen A. Bacich, Esq.

                    Kirkland & Ellis
                    Citicorp Center
                    153 East 53rd Street
                    New York, New York  10022-4675
                    Telecopier:  (212) 446-4900
                    Attention:   Marjorie L. Reifenberg, Esq.

                                       39
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                    NationsBanc Investment Corporation
                    c/o NationsBank Leveraged Capital
                    100 North Tryon Street
                    NationsBank Corporate Center
                    10th Floor
                    Charlotte, NC  28253
                    Telecopier:  (704) 386-6432
                    Attention:   Mr. Walker L. Poole

                    with a copy (which shall not constitute notice) to:

                    Kennedy Covington Lobdell & Hickman
                    100 North Tryon Street
                    NationsBank Corporate Center
                    42nd Floor
                    Charlotte, NC  28202
                    Telecopier:  (704) 331-7598
                    Attention:   Henry W. Flint, Esq.

                    If to the Company:

                    Gorges Holding Corporation
                    P. O. Box 2020
                    Springdale, AK  72765
                    Telecopier:  (501) 290-7908
                    Attention:   Mr. David Culwell

                    with a copy (which shall not constitute notice) to:

                    Alston & Bird
                    One Atlantic Center
                    1201 West Peachtree Street
                    Atlanta, Georgia  30309-3424
                    Telecopier:  (404) 881-7777
                    Attention:   Sidney J. Nurkin, Esq.

or at such other address as a party shall designate in a written notice to the other parties hereto given in accordance with this Section 12.2. All notices and other communications shall be effective (a) if sent by messenger or delivery service, when delivered, (b) if sent by mail, five days after having been sent by certified mail, with return receipt requested, or (c) if sent by telecopier with receipt acknowledged, when sent.

     12.3 Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective permitted successors and assigns.

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     12.4 Entire Agreement, Amendment.  This Agreement (including the Exhibits
          ---------------------------
and Schedules hereto) executed by the Company and Purchasers in connection with, or as required by, this Agreement constitutes the entire agreement between the Company and Purchasers with respect to the transactions contemplated by this Agreement; supersedes all prior or contemporaneous negotiations, communications, discussions and correspondence concerning the subject matter hereof; and may be amended or modified only with the written consent of the Company and all of the Purchasers.

     12.5 Severability of Provisions.  If any provision of this Agreement shall
          --------------------------
be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement, and the parties shall use their respective best efforts to negotiate and enter into an amendment to this Agreement whereby such provision will be modified in a manner that is consistent with the intended economic consequences of the invalid provision and that, as modified, is legal and enforceable.

     12.6 Governing Law.  This agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of Delaware without giving effect to any choice of law or conflict, provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

     12.7 Incorporation of Exhibits and Schedules by Reference.  All Appendices,
          ----------------------------------------------------
Exhibits and Schedules to this Agreement are incorporated herein by this reference.

     12.8 Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same agreement.

     12.9 Survival.  The representations, warranties, covenants and agreements
          --------
made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding any investigation made by Purchasers or their agents or representatives.

     12.10  Certain Expenses.  The Company will pay all reasonable expenses of
            ----------------
the Purchasers (including reasonable fees, charges and disbursements of counsel) in connection with the preparation and negotiation of this Agreement and any amendment, supplement, modification or waiver of or to any provision of this Agreement or the Certificate of Incorporation or any consent to any departure by the Company from the terms of any provision of this Agreement or the Certificate of Incorporation.

     12.11  Publicity.  Except as may be required by applicable law, none of the
            ---------
parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby without prior approval by the other parties hereto. If any

                                       41
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announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

     12.12  Additional Stockholders as Parties Hereto.  Any person who
            -----------------------------------------
hereinafter becomes a stockholder of the Company may become a party hereto by executing a counterpart copy of this Agreement. Any such person executing this Agreement shall thereafter be deemed a Purchaser as fully and to the same extent as if he, she or it had been an original signatory hereof, provided however, that with respect to such person, Sections 2, 3 and 4 shall be of no force and effect.

                                       42
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first written above.

                              GORGES HOLDING CORPORATION


                              By:  /s/  James A. O'Donnell
                                 -------------------------------------
                                 President


                              CGW SOUTHEAST PARTNERS III, L.P.

                              By:  CGW Southeast III, L.L.C., its
                                    General Partner


                              By:  /s/ William A. Davies
                                 -------------------------------------
                                 William A. Davies
                                 Managing Director


                              MELLON BANK, N.A., as Trustee for First Plaza Group Trust (as directed by General Motors Investment Management Corporation)

                              By:  /s/ William R. Nee, its
                                 --------------------
                                 Authorized Officer
                                 Associate Counsel



                              NATIONSBANC INVESTMENT CORPORATION


                              By: /s/                     , its
                                 ------------------------
                                 Authorized Officer
                                 Senior Vice President


                                /s/ J. David Culwell         (Seal)
                              ------------------------------
                                J. David Culwell

                                       43
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                                /s/ Richard E. Mitchell       (Seal)
                              ------------------------------
                                Richard E. Mitchell


                                /s/ Randall H. Collins        (Seal)
                              -------------------------------
                                Randall H. Collins


                                /s/ Robert M. Powers          (Seal)
                              -------------------------------
                                Robert M. Powers


                               /s/ Hernando Aviles            (Seal)
                              -------------------------------
                                Hernando Aviles


                               /s/ Stuart Alan Ensor          (Seal)
                              -------------------------------
                                Stuart Alan Ensor

                                       44
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                                  SCHEDULE 2.3
                                       TO
                 SECURITIES PURCHASE AND STOCKHOLDERS AGREEMENT




                                     Number of Shares of  Aggregate
Management                               Stock to be      Purchase
Purchaser                                 Purchased         Price
-----------                         --------------------  ----------

J. David Culwell                             500           $ 50,000
Richard E. Mitchell                        2,250            225,000
Randall H. Collins                           750             75,000
Robert M. Powers                           1,000            100,000
Hernando Aviles                              750             75,000
Stuart Alan Ensor                            350             35,000

                                   EXHIBIT A
                       AGREEMENT FOR CONSULTING SERVICES


     THIS AGREEMENT FOR CONSULTING SERVICES is entered into this November ___, 1996, by and between GORGES/QUIK-TO-FIX FOODS, INC., a Delaware corporation (the "Corporation"), and CGW SOUTHEAST III, L.L.C., a Delaware limited liability company ("CGW").

                                   BACKGROUND

     A. The Corporation desires to engage CGW for the purpose of providing financial and management consulting services to the Corporation.

     B. CGW is willing to accept such engagement upon the terms and conditions set forth herein.

                                   AGREEMENT

     For and in consideration of the above premises and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

     1. SCOPE OF CONSULTING SERVICES. The Corporation retains CGW, and CGW accepts engagement by the Corporation, to provide financial advisory and management consulting services to the Corporation and its subsidiaries. In such capacity, CGW will assist the Corporation and its subsidiaries in financial and strategic planning and analysis. Such consulting services shall include having a representative of CGW in attendance at all meetings of the Board of Directors of the Corporation, evaluation of and negotiations with potential candidates for acquisition by the Corporation, assisting the Corporation in relations with its lenders, and providing advice to the Corporation on its capital needs and structure, including general advice and assistance regarding refinancings or public offerings or sale of the Corporation. CGW agrees to be available to the Corporation as needed and to cause such services to be provided by persons employed or retained by or affiliated with CGW or its general partner. Unless required by reason of the nature of the particular consulting service, such services may be performed at the offices of CGW.

     2. TERM. The term (the "Term") of this Agreement shall commence on the date hereof and end on the fifth anniversary of the date hereof. This Agreement may be terminated prior to the expiration of the Term only (i) by mutual agreement of CGW and the Corporation, (ii) as provided in Section 5 below, or
(iii) by the Corporation upon the willful failure of CGW to provide consulting services hereunder if such failure is not remedied within thirty (30) days after receipt by CGW of written notice by the Corporation to CGW. Upon any termination of this Agreement for any reason other than as provided in Section 5 below, CGW's right to receive compensation pursuant to Section 3 hereof shall cease and terminate.

                                                                  EXECUTION COPY

     3.   COMPENSATION.

          (a) For the services rendered by CGW hereunder, the Corporation shall pay to CGW (i) a monthly fee of $30,000 on the first day of each calendar month occurring during the Term, (ii) a fee with respect to each fiscal year of the Corporation that ends during the Term in an amount equal to the bonus paid to the Chief Executive Officer of the Corporation with respect to such fiscal year, such additional fee to be paid at the same time as such bonus is paid to the Chief Executive Officer, and (iii) a fee with respect to the portion of the fiscal year of the Corporation in which this Agreement begins or ends and during which this Agreement is in effect in an amount equal to the portion of the bonus paid to the chief executive officer of the Corporation with respect to such fiscal year pro rated based upon the number of days during such fiscal year this Agreement is in effect. The amount payable under this Section 3(a) is herein referred to as the "Retainer Fee." Notwithstanding the foregoing, in no event shall the Retainer Fee exceed $500,000 in any fiscal year that ends during the term.

          (b) In addition to the Retainer Fee, the Corporation shall pay to CGW fees in such amounts as shall be mutually agreed upon in advance for any services provided by CGW with respect to services provided to the Corporation by CGW at the request of the Corporation or any of its subsidiaries which fall outside the scope of services generally contemplated by Section 1 of this Agreement.

          (c) Upon termination of this Agreement as provided in Section 5 below, the Corporation shall pay to CGW an amount equal to the aggregate Retainer Fee that would have been paid over the remaining Term had such termination not occurred. For purposes of determining such amount the bonus deemed to be paid to the Chief Executive Officer of the Corporation for any fiscal year of the Corporation ending after any such termination shall be the average of the annual bonus paid to such officer for the full fiscal years of the Corporation ended after the date hereof and prior to such termination, and if no full fiscal years have ended during such period, then the bonus deemed to be paid to the chief executive officer for each fiscal year of the Corporation ending after such termination of this Agreement shall be $140,000.

     4. EXPENSES. The Corporation shall reimburse CGW for all of CGW's costs and expenses (other than ordinary overhead) reasonably incurred in connection with (i) attendance at meetings with the Corporation or any subsidiary, and (ii) provision of its services hereunder. Such reimbursements shall be paid to CGW in a timely manner in accordance with the regular expense reimbursement policy of the Corporation and upon submission by CGW of all documentation ordinarily required by the Corporation's policy on reimbursement of expenses.

                                                                  EXECUTION COPY


     5. CHANGE OF CONTROL. This Agreement shall terminate upon the occurrence of a Change in Control with respect to the Corporation. As used herein, a "Change in Control" shall be deemed to have occurred with respect to the Corporation upon (i) the consummation of any merger, share exchange or consolidation (other than with an affiliate of the Corporation) of the Corporation in which the shareholders of the Corporation immediately prior to such merger, share exchange or consolidation shall not following such merger, share exchange or consolidation, own, directly or indirectly, at least fifty percent (50%) of the aggregate voting power of the outstanding securities of the continuing or surviving entity, (ii) any issuance or sale by the Corporation in a single transaction or series of related transactions of shares of the Corporation's capital stock which constitute after such issuance and sale fifty percent (50%) or more of the aggregate voting power of the outstanding securities of the Corporation, other than the issuance and sale of capital stock in a public offering of such securities or in connection with the exercise of options to purchase such voting securities granted to its employees or lenders,
(iii) any other transaction or series of transactions in which the current holders of the Corporation's common stock cease to own, directly or indirectly, fifty percent (50%) or more of the aggregate voting power of the outstanding securities of the Corporation, other than through a public offering of the voting securities of the Corporation or other than in connection with the exercise of options to purchase voting securities of the Corporation granted to employees or lenders of the Corporation, or (iv) any sale in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation. The Corporation agrees to notify CGW promptly of any Change in Control of the Corporation by mailing to CGW written notice of such Change in Control, it being the intent of this provision that CGW be informed at all times concerning the ownership of the Corporation.

     6. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereto with respect to the services to be provided by CGW hereunder. No amendment or modification of this Agreement shall be valid or binding upon the Corporation or CGW unless made in writing and signed by the parties hereto.

     7. INDEPENDENT CONTRACTOR. CGW is and shall be an independent contractor, and no employment relationship between the Corporation and CGW is intended to be created hereby.

     8.   INDEMNIFICATION.

     (a) The Corporation shall indemnify and hold harmless CGW and its affiliates, their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, employees and agents of CGW or any of CGW's affiliates (each such person being an "Indemnified Person") from and against any losses, claims, damages or liabilities related to, arising out of or in connection with CGW's engagement hereunder.

                                                                  EXECUTION COPY


     (b) The Corporation shall reimburse each Indemnified Person for all reasonable expenses (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with CGW's engagement hereunder, whether or not pending or threatened and whether or not any Indemnified Person is a party; provided however, that if a final judicial determination is made that any losses, claims, damages or liabilities (or expenses related thereto) have resulted from the bad faith or gross negligence of any Indemnified Person, then each Indemnified Person will remit to the Corporation any amounts reimbursed under this subparagraph 8(b).

     (c) The Corporation will not be responsible for any losses, claims, damages or liabilities (or expenses related thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Indemnified Person. The Corporation further agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Corporation or to any person claiming through the Corporation (including, without limitation, equity holders and creditors of the Corporation) for or in connection with CGW's engagement hereunder except for any such liability for losses, claims, damages or liabilities incurred by the Corporation that are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Person. If multiple claims are brought against CGW in an arbitration, with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Corporation agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

     (d) The Corporation agrees that each Indemnified Person is entitled to retain separate counsel of its choice in connection with any of the matters to which the indemnification and reimbursement commitments set forth in subparagraphs 8(a) and 8(b) above relate.

     (e) No Indemnified Person seeking indemnification, reimbursement or contribution under this Agreement will, without the Corporation's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in this subparagraph 8(a) above.

     (f) The foregoing rights to indemnity and contribution shall be in addition to any rights that CGW and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and

                                                                  EXECUTION COPY

          effect following the completion or any termination of CGW's engagement. The Corporation hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement is brought against CGW or any other Indemnified Person.

     (g) The Corporation and CGW agree that if any indemnification or reimbursement sought pursuant to this Section 8 is finally judicially determined to be unavailable (except by reason of the gross negligence or bad faith of any Indemnified Person), then, whether or not CGW is the person entitled to indemnification or reimbursement, the Corporation and CGW shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Corporation on the one hand, and CGW on the other, in connection with the transaction to which such indemnification or reimbursement relates, and other equitable considerations; provided however, that in no event shall the amount to be contributed by CGW exceed the amount of the fee actually received by CGW hereunder.

     9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

     10. DELEGATION. CGW hereby delegates to CGW Southeast Management III, L.L.C. ("Management") the performance of all duties of CGW hereunder, and directs the Corporation to make payment of the Retainer Fee and all other amounts due CGW hereunder to Management. The Corporation hereby consents to the delegation of the performance of CGW's duties hereunder to Management, and agrees to make payment of the Retainer Fee and such other amounts as so directed. CGW may terminate the delegation of its duties hereunder to Management by a written notice to the Corporation which shall be effective upon receipt by the Corporation. From and after the receipt of such written notice, all amounts payable hereunder to CGW shall be paid to CGW rather than to Management. Management agrees to accept the delegation of the duties hereunder from CGW until such delegation is terminated by CGW, and agrees to provide the consulting services herein described in accordance with the terms hereof.

                           [Signatures on Next Page]

                                                                  EXECUTION COPY


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                              GORGES/QUIK-TO-FIX FOODS, INC.


                              By:
                                 ----------------------------------
                              Name:
                                   --------------------------------
                              Title:
                                    -------------------------------


                              CGW SOUTHEAST III, L.L.C.


                              By:
                                 ----------------------------------
                              Name:
                                   --------------------------------
                                    Managing Director



                              CGW SOUTHEAST MANAGEMENT III, L.L.C.

                              By:
                                 ----------------------------------
                              Name:
                                   --------------------------------
                                    Managing Director

                                   EXHIBIT B
                   AGREEMENT FOR INVESTMENT BANKING SERVICES

     THIS AGREEMENT is entered into this November 25, 1996, by and between GORGES/QUIK-TO-FIX FOODS, INC., a Delaware corporation (the "Corporation"), and CGW SOUTHEAST MANAGEMENT III, L.L.C., a Delaware limited liability company ("CGW").

                                   BACKGROUND

     CGW has heretofore provided investment banking services to the Company in connection with the transactions contemplated by that certain Asset Purchase Agreement, dated October 17, 1996, among the Corporation, Tyson Foods, Inc., Tyson Holding Company and Gorges Foodservice, Inc. (the "Asset Purchase Agreement"), and in connection with structuring and negotiating certain senior credit facilities and the terms of the issuance and sale by the Corporation of senior subordinated notes and in arranging for contributions to the equity capital of the Corporation (collectively, the "Financings"). The Corporation desires to continue to engage CGW to provide such investment banking services in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement and the Financings.

                                   AGREEMENT

     For and in consideration of the above premises and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

     1. SCOPE OF CONSULTING SERVICES. CGW has provided and agrees to continue to provide to the Corporation investment banking and advisory services in connection with the structuring and negotiation of the transactions contemplated by the Asset Purchase Agreement and the Financings and the consummation of such transactions.

     2. COMPENSATION. For the services rendered by CGW as herein described, upon consummation of the transactions provided for in the Asset Purchase Agreement and the Financings the Corporation shall pay to CGW Two Million Six Hundred Fifty Thousand Dollars ($2,650,000) (the "Fee"). The Fee shall be paid at the time of the consummation of such transactions by wire transfer of immediately available funds.

     3. EXPENSES. The Corporation shall reimburse CGW for all of CGW's costs and expenses (other than ordinary overhead) reasonably incurred in connection with providing the investment banking services hereunder. Such reimbursements shall be paid to CGW upon submission by CGW of all documentation ordinarily required by the Corporation's policy on reimbursement of expenses.

                                                                  EXECUTION COPY



     4. INDEPENDENT CONTRACTOR. CGW is and shall be an independent contractor, and no employment or agency relationship between the Corporation and CGW is intended to be created hereby.

     5.   INDEMNIFICATION.

          (a) The Corporation shall indemnify and hold harmless CGW and its affiliates, their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, employees and agents of CGW or any of CGW's affiliates (each such person being an "Indemnified Person") from and against any losses, claims, damages or liabilities related to, arising out of or in connection with CGW's engagement hereunder.

          (b) The Corporation shall reimburse each Indemnified Person for all reasonable expenses (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with CGW's engagement hereunder, whether or not pending or threatened and whether or not any Indemnified Person is a party; provided however, that if a final judicial determination is made that any losses, claims, damages or liabilities (or expenses related thereto) have resulted from the bad faith or gross negligence of any Indemnified Person, then each Indemnified Person will remit to the Corporation any amounts reimbursed under this subparagraph 8(b).

          (c) The Corporation will not be responsible for any losses, claims, damages or liabilities (or expenses related thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Indemnified Person. The Corporation further agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Corporation or to any person claiming through the Corporation (including, without limitation, equity holders and creditors of the Corporation) for or in connection with CGW's engagement hereunder except for any such liability for losses, claims, damages or liabilities incurred by the Corporation that are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Person. If multiple claims are brought against CGW in an arbitration, with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Corporation agrees that any arbitration award shall be

                                                                  EXECUTION COPY


               conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

          (d) The Corporation agrees that each Indemnified Person is entitled to retain separate counsel of its choice in connection with any of the matters to which the indemnification and reimbursement commitments set forth in subparagraphs 8(a) and 8(b) above relate.

          (e) No Indemnified Person seeking indemnification, reimbursement or contribution under this Agreement will, without the Corporation's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in this subparagraph 8(a) above.

          (f) The foregoing rights to indemnity and contribution shall be in addition to any rights that CGW and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of CGW's engagement. The Corporation hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement is brought against CGW or any other Indemnified Person.

          (g) The Corporation and CGW agree that if any indemnification or reimbursement sought pursuant to this Section 8 is finally judicially determined to be unavailable (except by reason of the gross negligence or bad faith of any Indemnified Person), then, whether or not CGW is the person entitled to indemnification or reimbursement, the Corporation and CGW shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Corporation on the one hand, and CGW on the other, in connection with the transaction to which such indemnification or reimbursement relates, and other equitable considerations; provided however, that in no event shall the amount to be contributed by CGW exceed the amount of the fee actually received by CGW hereunder.

     6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

                                                                  EXECUTION COPY


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                              GORGES/QUIK-TO-FIX FOODS, INC.


                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                    -----------------------------

                              CGW SOUTHEAST MANAGEMENT L.L.C.


                              By:
                                 --------------------------------
                              Name:
                                    -----------------------------
                                    Managing Director

                                   EXHIBIT C
                               November 25, 1996


CGW Southeast Partners III, L.P.
Twelve Piedmont Center, Suite 210
Atlanta, GA  30305

NationsBanc Investment Corporation
100 North Tryon Street
NationsBank Corporate Center, 10th Floor
Charlotte, NC  28253

Mellon Bank, N.A., as Trustee for First
 Plaza Group Trust
c/o General Motors Investment Management
 Corporation
767 Fifth Avenue
New York, New York 10153


Ladies and Gentlemen:

     We have acted as counsel to Gorges Holding Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Securities Purchase and Stockholders Agreement between the Company, NationsBanc Investment Corporation, Mellon Bank, N.A. as Trustee for First Plaza Group Trust, CGW Southeast Partners III, L.P., J. David Culwell, Richard E. Mitchell, Randall H. Collins, Robert M. Powers, Hernando Aviles and Stuart A. Ensor, dated November 25, 1996 (the "Agreement") and have participated in the closing of the issuance and sale by the Company of shares of its Common Stock at the Closing as provided in the Agreement (the "Transaction"). This opinion letter is rendered pursuant to Section 4.1.4 of the Agreement.

     This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are attached hereto as Appendix I and are incorporated in this opinion letter by this reference. For purposes of the opinions herein which are based on the general corporate law of the State of Delaware, the Interpretive Standards shall be deemed to refer to the general corporate law of the State of Delaware as in effect on the date of this opinion letter instead of the Georgia Business Corporation Code as in effect on the date of this opinion letter. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings assigned to such terms in the Interpretive Standards and the Agreement.

     In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or

CGW Southeast Partners III, L.P.
NationsBanc Investment Corporation
Mellon Bank, N.A., as Trustee for
 First Plaza Group Trust
Page 2


otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers and representatives of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

     The opinions set forth herein are limited to the laws of the State of Georgia, the general corporate law of the State of Delaware, and applicable federal laws.

     Based upon the foregoing, it is our opinion that:

          (1) Each of the Company and Gorges was duly organized as a corporation, and is existing and in good standing, under the laws of the State of Delaware.

          (2) The Company has the corporate power to execute and deliver the Agreement, to perform its obligations thereunder, to own and use its assets and to conduct its business. Gorges has the corporate power to execute and deliver the Purchase Agreement, to perform its obligations thereunder, to own and use its assets and to conduct its business.

          (3) The Company has duly authorized the execution and delivery of the Agreement and all performance by the Company thereunder and has duly executed and delivered the Agreement. Gorges has duly authorized the execution and delivery of the Purchase Agreement and all performance by Gorges thereunder and has duly executed and delivered the Purchase Agreement.

          (4) The execution and delivery by the Company of the Agreement do not, and if the Company were now to perform its obligations under the Agreement such performance would not, result in any:

               (i) violation of the Company's certificate of incorporation or bylaws;

               (ii) violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which the Company is subject;

               (iii) breach of or default under any material written agreements to which the Company is a party;

               (iv) creation or imposition of a contractual lien or security interest in, on or against the assets and properties of the Company under any material written agreements to which the Company is a party; or

CGW Southeast Partners III, L.P.
NationsBanc Investment Corporation
Mellon Bank, N.A., as Trustee for
 First Plaza Group Trust
Page 3



               (v) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, the Company is subject.

          (5) The execution and delivery by Gorges of the Purchase Agreement do not, and if Gorges were now to perform its obligations under the Purchase Agreement such performance would not, result in any:

               (i) violation of Gorges' certificate of incorporation or bylaws;

               (ii) violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which Gorges is subject;

               (iii) breach of or default under the material written agreements to which Gorges is a party listed on Schedule I hereto;

               (iv) creation or imposition of a contractual lien or security interest in, on or against the assets and properties of Gorges under any material written agreements to which Gorges is a party listed on
          Schedule I hereto; or

               (v) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, Gorges is subject.

          (6) No consent, approval, authorization or other action by, or filing with, any governmental authority of the United States or the States of Georgia or Delaware is required for the Company's execution and delivery of the Agreement and consummation of the Transaction, or for Gorges' execution and delivery of the Purchase Agreement and the consummation of the transactions provided for therein.

          (7) The Agreement is enforceable against the Company. The Purchase Agreement is enforceable against Gorges.

          (8) The Company's authorized shares consist of 1,000,000 shares of Class A Stock, 100,000 shares of Class B Stock and 1,000,000 shares of Preferred Stock. After giving effect to the Transaction there are outstanding 360,000 shares of Class A Stock, 90,000 shares of Class B Stock, and no shares of Preferred Stock. Five Thousand Six Hundred (5,600) shares of Class A Stock are reserved for issuance to the Management Purchasers at the Second Closing, One Hundred Twelve Thousand Five Hundred (112,500) shares of Class A Stock are reserved for issuance pursuant to the

CGW Southeast Partners III, L.P.
NationsBanc Investment Corporation
Mellon Bank, N.A., as Trustee for
 First Plaza Group Trust
Page 4


     Stock Incentive Plan and 90,000 shares of Class A Stock are reserved for issuance upon conversion of the Class B Stock. All shares of the Common Stock issued and outstanding on the date hereof are duly authorized, validly issued, fully paid and nonassessable.

          (9) The authorized capital stock of Gorges consists of 2,000 shares of common stock, $.01 par value, of which 1,000 are issued and outstanding and owned by the Company. All of the issued and outstanding shares of the common stock of Gorges are duly authorized, validly issued, fully paid and nonassessable.

          (10) Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3.1 of the Agreement, the issuance and sale of the Common Stock to the Purchasers as provided in the Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

     Based upon the limitations and qualifications set forth above, we confirm to you that:

          (1) To our knowledge, no litigation or other proceeding against the Company or Gorges or any of their respective properties is pending or overtly threatened by a written communication to the Company or Gorges.

          (2) The Company is not qualified to transact business as a foreign corporation in any state. Gorges is qualified to transact business as a foreign corporation in the states of Texas, Iowa, Arkansas, California, North Carolina, Georgia, Minnesota and Colorado.

     This opinion letter is provided to you for your exclusive use solely in connection with the Transaction, and may not be relied upon by any other person or for any other purpose without our prior written consent.

                              Very truly yours,



                              ALSTON & BIRD

                                  APPENDIX I
                                  ----------

                            INTERPRETIVE STANDARDS

                     APPLICABLE TO CERTAIN LEGAL OPINIONS
                  TO THIRD PARTIES IN CORPORATE TRANSACTIONS

                           Effective January 1, 1992


                  Purpose and Scope of Interpretive Standards
                  -------------------------------------------


          The purpose of these Interpretive Standards is to explain the meaning of Opinion Letters (which incorporate these Interpretive Standards by reference) addressed to non-client third parties in connection with corporate acquisition or financing transactions. Included in these Interpretive Standards are general qualifications to legal opinions, common assumptions as to fact and law, standards governing an opinion that an agreement is "enforceable" and interpretations of certain recurring legal opinions and confirmations of fact. Incorporation in an Opinion Letter of these Interpretive Standards is intended to shorten the content of the letter while expanding the mutual understanding of its meaning. Any part of these Interpretive Standards, however, may be overridden by a specific statement in an Opinion Letter which supersedes a contrary Interpretive Standard.

              Definitions of Terms Used in Interpretive Standards
              ---------------------------------------------------

          The following capitalized terms have the following meanings when used in these Interpretive Standards:

          Agreement means the primary legal document which evidences the
          ---------
Transaction.

          Assets means all of the tangible and intangible real and personal
          ------
property of Company.

          Company means the entity which is the client of Opinion Giver and on
          -------
whose behalf the Opinion Letter is given.

          Documents means the Agreement, together with any other document
          ---------
identified in the Opinion Letter,. which contains one or more obligations of Company related to the Transaction.

          GBCC means the Georgia Business Corporation Code in effect on the date
          ----
of the Opinion Letter.

          Law(s), whether or not a capitalized term, means the constitution,
          ------
statutes, judicial and administrative decisions, and rules and regulations of governmental agencies of the Opining Jurisdiction and, unless otherwise specified, federal law.

          Local Law means the statutes, administrative decisions, and any rules
          ---------
and regulations of any county, municipality or subdivision, whether created at the federal, state or regional level.

          Opining Jurisdiction means a jurisdiction, the law of which Opinion
          --------------------
Giver addresses.

          Opinion means a legal opinion contained in an Opinion Letter.
          -------

          Opinion Giver means the law firm or lawyer giving an Opinion .
          -------------

          Opinion Letter means the letter containing one or more Opinions or
          --------------
confirmations of fact by Opinion Giver.

          Opinion Recipient means the person or persons to whom the Opinion
          -----------------
Letter is addressed.

          Other Agreements mean documents (other than the Documents) to which
          ----------------
Company is a party or by which Company is bound.

          Other Counsel means counsel (other than Opinion Giver) providing a
          -------------
legal opinion or confirmation of fact on aspects of the Transaction directed to Opinion Recipient or Opinion Giver or both.

          Other Jurisdiction means any jurisdiction (other than the Opining
          ------------------
Jurisdiction) the law of which is stipulated to be the governing law.

          Personal Property means all of the tangible and intangible personal
          -----------------
property of Company.

          Primary Lawyer Group has the meaning discussed in Interpretive
          --------------------
Standard 7.

          Public Authority Documents means certificates issued by a governmental
          --------------------------
office or agency, such as the Secretary of State, or by a private organization having access to and regularly reporting on government files and records, as to a person's property or status.

          Remedies opinion means an Opinion dealing with the enforceability
          ----------------
against Company of one or more Documents.

          Transaction means the transaction with respect to which the Opinion
          -----------
Letter is given.

                         Qualifications To Each Opinion
                         ------------------------------

     1.   Law Addressed by Opinion.
          ------------------------

          If an Opinion Letter is expressly limited to the Law of one or more specified jurisdictions or to one or more discrete laws within one or more jurisdictions, an Opinion with respect to any other law, or the effect of any other law, is disclaimed.

     2.   Scope of Opinion.
          ----------------

          An Opinion covers only those matters both essential to the conclusion stated by the Opinion and, based upon prevailing norms and expectations found among experienced legal practitioners in the Opining Jurisdiction, reasonable in the circumstances. Other matters are not included in an Opinion by implication. The following matters, including their effects and the effects of noncompliance, are not covered by implication or otherwise in any Opinion, unless coverage is specifically addressed in the Opinion Letter as provided by Interpretive Standard 11:

     (1)  Local Law
     (2) Law relating to permissible rates, computation or disclosure of interest, e.g., usury
                    ----
     (3)  Antitrust and unfair competition law
     (4)  Securities law
     (5)  Fiduciary obligations
     (6)  Pension and employee benefit law, e.g., ERISA
                                            ----
     (7) Regulations G, T, U and X of the Board of Governors of the Federal Reserve System
     (8)  Fraudulent transfer law
     (9)  Environmental law
     (10) Land use and subdivision law
     (11) Except with respect to a No Consent Opinion (Interpretive Standard
          28), Hart-Scott-Rodino, Exon-Florio and other laws related to filing requirements, other than charter-related filing requirements, such as requirements for filing articles of merger
     (12) Except with respect to a No Violation Opinion (Interpretive Standard
          27), law concerning creation, attachment, perfection or priority of a security interest in any Assets
     (13) Bulk transfer law
     (14) Tax law
     (15) Patent, copyright, trademark and other intellectual property law
     (16) Racketeering law, e.g., RICO
                            ----
     (17) Criminal statutes of general application, e.g., mail fraud and wire
                                                    ----
          fraud
     (18) Health and safety law, e.g., OSHA
                                 ----
     (19)  Labor law

     (20) Law concerning national or local emergency

     3.   Unwarranted Reliance.
          --------------------

          Opinion Giver may not rely for purposes of the Opinion Letter upon information, whether or not in a Public Authority Document, or (except in the case of arbitrary or hypothetical assumptions contained in an overriding agreement referred to in Interpretive Standard 11 or as stated in Interpretive Standard 22 with respect to choice of law) upon an assumption otherwise appropriate, if Opinion Giver has knowledge that such information or assumption is false, or recognizes factors that compel the conclusion that reliance upon such information or assumption would be unreasonable. "Knowledge" or "recognizes" for purposes of the foregoing sentence and wherever used in these Interpretive Standards means the current awareness of information by any lawyer in the Primary Lawyer Group.

     4.   Reliance on Other Sources of Information.
          ----------------------------------------

          Subject to Interpretive Standard 3, Opinion Giver may rely, without investigation, upon facts established by a Public Authority Document, facts provided by an agent of Company or others and, if disclosed in the Opinion Letter, facts asserted by a party to the Transaction in a representation or warranty embodied in the Documents, provided:

          (1) if not established by a Public Authority Document, the facts do not constitute a statement, directly or in practical effect, of the legal conclusion in question;

          (2) the person providing facts is, in Opinion Giver's professional judgment, an appropriate source; and

          (3) if the facts are set forth in a certificate, Opinion Giver has used reasonable professional judgment as to its form and content.

     5.   Scope of Opinion Giver's Inquiry.
          --------------------------------

          Opinion Giver is presumed to have reviewed such documents and given consideration to such matters of law and fact as Opinion Giver deemed appropriate in order to give an Opinion or confirmation of fact, unless Opinion Giver has expressly limited the scope of inquiry in the Opinion Letter. A recital of specific documents reviewed or specific procedures followed, without more, is not a limitation on the scope of Opinion Giver's inquiry for purposes of the foregoing presumption.

     6.   Opinion or Confirmation Qualified by Knowledge of Opinion Giver.
          ---------------------------------------------------------------

          Whenever an Opinion Letter qualifies an Opinion or confirmation of fact by the words "to our knowledge," "known to us" or words of similar meaning, the quoted words mean the current awareness by lawyers in the Primary Lawyer Group of information such lawyers recognize as relevant to the Opinion or confirmation so qualified. The quoted words do not include within what is "known" information not within such current awareness that might be revealed if a canvass of lawyers outside the Primary Lawyer Group were made, if the Opinion Giver's files were searched or if any other investigation were made.

     7.   "Primary Lawyer Group".
          ----------------------

          "Primary Lawyer Group" means that lawyer in Opinion Giver's organization who signs the Opinion Letter and, solely as to information relevant to an Opinion or confirmation issue, any lawyer in Opinion Giver's organization who is primarily responsible for providing the response concerning the particular issue.

     8.   Who May Rely On Opinion.
          -----------------------

          Opinion Recipient and designated principals of Opinion Recipient, if Opinion Recipient is identified in the Opinion Letter as an agent for designated principals, are the only persons entitled to rely upon any Opinion or confirmation of fact contained in the Opinion Letter, and then only for purposes of the Transaction.

     9.   Other Counsel.
          -------------

          Opinion Giver's responsibility for the opinion of Other Counsel depends upon what is stated in the Opinion Letter. A statement that Opinion Giver has relied on an opinion of Other Counsel means only that Opinion Giver believes that (i) based upon Other Counsel's professional reputation, it is competent to render such opinion, and (ii) such opinion on its face appears to address the matters upon which Opinion Giver places reliance. A statement that Opinion Giver believes that Opinion Recipient is justified in relying on an opinion of Other Counsel means only that Opinion Giver believes that, based upon Other Counsel's professional reputation, it is competent to render such opinion. A statement that Opinion Giver concurs in an opinion of Other Counsel means that Opinion Giver has assumed the responsibility for verifying the accuracy of the opinion of Other Counsel. If no concurrence by Opinion Giver is expressed, no concurrence is implied. If Opinion Giver merely identifies or remains silent with respect to the opinion of Other Counsel, Opinion Giver assumes no responsibility for Other Counsel's opinion, and Opinion Recipient may assume that Opinion Giver has relied upon Other Counsel's opinion.

     10.  Updating.
          --------

          An Opinion Letter speaks as of the date of its delivery, and Opinion Giver has no obligation to advise Opinion Recipient or anyone else of any matter of fact or law thereafter occurring, whether or not brought to the attention of Opinion Giver, even though that matter affects any analysis or conclusion in the Opinion Letter.

     11.  Overriding Agreement.
          --------------------

          Opinion Giver and Opinion Recipient may agree upon arbitrary or hypothetical assumptions that may not be true and upon qualifications, standards or interpretations inconsistent with these Interpretive Standards. Any such agreement with respect to such assumptions, qualifications, standards or interpretations, when described with reasonable particularity in the Opinion Letter, will supersede any contrary provision of these Interpretive Standards.

                                  Assumptions
                                  -----------

     12.  Assumptions As To Parties Other Than Company.
          --------------------------------------------

          Opinion Recipient in the Transaction has acted in good faith and without notice of any defense against enforcement of rights created by, or adverse claim to any property transferred as part of, the Transaction. Each party to the Transaction other than Company has complied with all laws applicable to it that affect the Transaction.

     13.  Assumptions As To Natural Persons and Documents.
          -----------------------------------------------

          Each natural person acting on behalf of any party to the Transaction has sufficient legal competency to carry out such person's role in the Transaction. Each document submitted to Opinion Giver for review is accurate and complete, each document purporting to be original is authentic, each document purporting to be a copy conforms to an authentic original, and each signature on a document is genuine.

     14.  Assumptions As To Transaction.
          -----------------------------

          The Transaction complies with any test required by law of good faith or fairness. Each party will act in accordance with the terms and conditions of the Documents.

     15.  Assumption As To Accessibility of Laws.
          --------------------------------------

          Each Law for which Opinion Giver is deemed to be responsible is published, accessible and generally available to lawyers practicing in the Opining Jurisdiction.

     16.  Assumptions As To Company.
          -------------------------

          No discretionary act of Company or on its behalf will be taken after the date of the Transaction if such act might result in a violation of law or breach or default under any agreement, decree, writ, judgment or court order. Company will obtain all permits and governmental approvals and take all other actions which are both (i) relevant to performance of the Documents or consummation of the Transaction, and (ii) required in the future under applicable law. Company holds requisite title and rights to its Assets.

     17.  Assumptions As To Other Agreement.
          ---------------------------------

          Any Other Agreement will be enforced as written.

     18.  Assumption As To Understandings.
          -------------------------------

          There is no understanding or agreement not embodied in a Document among parties to the Transaction that would modify any term of a Document or any right or obligation of a party.

     19.  Assumption As To Absence of Mistake or Fraud.
          --------------------------------------------

          With respect to the Transaction and the Documents, there has been no mutual mistake of fact and there exists no fraud or duress.

     20.  Assumption As To Invalidity.
          ---------------------------

          No issue of unconstitutionality or invalidity of a relevant Law exists unless a reported case has so held.

                           Remedies Opinion Standards
                           --------------------------

     21.  Meaning of Remedies Opinion.
          ---------------------------

          A.   General Meaning.  The Remedies Opinion, with respect to any
               ---------------
referenced Document, and subject to the limitations contained in these Interpretive Standards and in the Opinion Letter, means that:

          (i) a contract has been formed under the law of contracts of the jurisdiction applicable under Interpretive Standard 22; and

          (ii) under laws normally applicable to contracts like the Document, to parties like the Company and to transactions like the Transaction, each obligation imposed on Company by the Document, each agreement made by Company in the Document, and each right, benefit and remedy conferred by Company in the Document, will be given effect as stated in the Document.

          B.     Existence of Contract.  The professional judgment reflected in
                 ---------------------
subparagraph A(i) above requires the Opinion Giver to conclude that:

          (i) All legal requirements under contract law for the formation of a contract of the type involved in the referenced Document effective against Company (other than requirements that would be covered by a Corporate Status Opinion, a Corporate Powers Opinion and a Corporate Acts Opinion discussed at Interpretive Standards 24, 25 and 26) are met, such as necessary formalities (including compliance with any applicable statute of frauds), consideration (where necessary), definiteness, and the inclusion of essential terms.

          (ii) The Document does not violate a law as to formation of contracts that would prevent a court presented with the Document from enforcing it.

          (iii) Company does not presently have available any contractual defense to the Document, such as the statute of limitations.

     22.  Choice of Law in Remedies Opinion.
          ---------------------------------

          If a Document covered by the Remedies Opinion contains no governing law provision, or contains a governing law provision which names the Opining Jurisdiction, the Remedies Opinion means that if Company is brought before a proper court of the Opining jurisdiction to enforce rights under the Document, and if such court applies the substantive law of the Opining Jurisdiction, the result will be as stated in the Opinion and these Interpretive Standards.

          If the Document contains a governing law provision which names a jurisdiction other than the Opining Jurisdiction, the Remedies Opinion does not opine whether any court of any jurisdiction will give effect to the governing law provision in the Agreement, but assumes that if Company is brought before a proper court of the Opining Jurisdiction to enforce rights under the Document, such court will apply the substantive law of the Opining Jurisdiction, notwithstanding the governing law provision in the Document, and based upon such assumption the result will be as stated in the Opinion and these Interpretive Standards.

          The Remedies Opinion does not extend to the content or effect of any law other than the law of the Opining Jurisdiction and federal law.

     23.  Exceptions To The Remedies Opinion.
          ----------------------------------

          Any Remedies Opinion contained in an Opinion Letter which incorporates these Interpretive Standards by reference will be deemed not to address the matters excluded in Interpretive Standard 2 and subject to the following exceptions:

          (i) The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors. This includes the effect of the Federal Bankruptcy Code in its entirety, including matters of contract rejection, fraudulent conveyance and obligation, turn-over, preference, equitable subordination, automatic stay, conversion of a non-recourse obligation into a recourse obligation, and substantive consolidation. This also includes state laws regarding fraudulent transfers, obligations, and conveyances, including O.C.G.A.
     (S) 18-2-20, et seq., and state receivership laws.
                  -- ---

          (ii) The effect of general principles of equity, whether applied by a court of law or equity. This includes the following concepts: (a) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (b) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (c)
                                     ----
     good faith and fair dealing; (d) reasonableness; (e) materiality of the breach; (f) impracticability or impossibility of performance; (g) the effect of obstruction, failure to perform or otherwise to act in accordance with an agreement by any person other than Company; (h) the effect of
     Section 1-102(3) of the Uniform Commercial Code; and (i) unconscionability.

          (iii) The effect and possible unenforceability of contractual provisions providing for choice of governing law.

          (iv) The possible unenforceability of provisions purporting to waive certain rights of guarantors.

          (v) The possible unenforceability of provisions requiring indemnification for, or providing exculpation, release or exemption from liability for, action or inaction, to the extent such action or inaction involves negligence or willful misconduct or to the extent otherwise contrary to public policy.

          (vi) The possible unenforceability of provisions purporting to require arbitration of disputes.

          (vii) The possible unenforceability of provisions prohibiting competition, the solicitation or acceptance of customers, of business relationships or of employees, the use or disclosure of information, or other activities in restraint of trade.

          (viii) The possible unenforceability of provisions imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages, or for premiums on prepayment, acceleration, redemption, cancellation, or termination, to the extent any such provisions are deemed to be penalties or forfeitures.

          (ix) The possible unenforceability of waivers or advance consents that have the effect of waiving statutes of limitation, marshalling of assets or similar requirements, or as to the jurisdiction of courts, the venue of actions, the right to jury trial or, in certain cases, notice.

          (x) The possible unenforceability of provisions that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements or that a person's course of dealing, course of performance, or the like or failure or delay in taking actions may not constitute a waiver of related rights or provisions or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind.

          (xi) The effect of course of dealing, course of performance, or the like, that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

          (xii) The possible unenforceability of provisions that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative.

          (xiii) The effect of O.C.G.A. (S)13-1-11 on provisions relating to attorneys fees.

          (xiv) The possible unenforceability of provisions that determinations by a party or a party's designee are conclusive.

          (xv) The possible unenforceability of provisions permitting modifications of an agreement only in writing.

          (xvi) The possible unenforceability of provisions that the provisions of an agreement are severable.

          (xvii)  The effect of laws requiring mitigation of damages.

          (xviii) The possible unenforceability of provisions permitting the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform.

          (xix) The effect of agreements as to rights of set off otherwise than in accordance with the applicable law.

                                Interpretations
                                ---------------

     24.  Corporate Status Opinion.
          ------------------------

          An Opinion to the effect that Company was duly organized as a corporation and is existing in good standing under the laws of the State of Georgia (Corporate Status Opinion) is subject to the following understandings:

          (1) "duly organized" means that Company (i) properly complied with the Georgia statutory requirements for incorporation, and (ii) thereafter properly complied with the Georgia statutory requirements for organization;

          (2) "is existing" means that Company is a corporation which has not ceased to exist under the GBCC;

          (3) the Opinion refers to the status of Company only for purposes of and under the GBCC; and

          (4) "good standing" has no official meaning under the GBCC, and for purposes of any Opinion with respect to a corporation subject to the GBCC means:

               (i)    Company has filed no notice of intent to dissolve under
          Section 1403 of the GBCC;

               (ii) the Secretary of State has signed no certificate of dissolution with respect to Company;

               (iii) the Superior Court of the county of Company's registered office has entered no decree ordering Company dissolved; and

               (iv) Company has satisfied its tax and annual registration requirements under Section 1420 of the GBCC.

          An Opinion limited to the conclusion that the Company "is a corporation" means that third parties may not challenge Company's corporate existence, the State of Georgia recognizes such existence, and the state may challenge Company's incorporation only under the circumstances described in
Section 203(b) of the GBCC.

     25.  Corporate Powers Opinion.
          ------------------------

          An Opinion to the effect that Company has the corporate power to execute and deliver a Document, to perform its obligations under a Document, to own and use its Assets and to conduct its business (Corporate Powers Opinion) is subject to the following understandings:

          (1) the Opinion refers only to the GBCC and Company's articles of incorporation as sources of corporate power;

          (2) "power" refers only to whether the acts referenced in the Opinion are ultra vires;
         ------------

          (3) the Opinion is built upon an assumption that the Corporate Status Opinion could also be given;

          4)  "own and use" refers to every right Company has in the Assets;

          (5) the Opinion refers to Assets owned and used and business conducted on the date of the Opinion, and not those contemplated for future ownership, use or conduct except to the extent the acquisition of the Assets or conduct of the business is concurrent with, and recognized by Opinion Giver as constituting part of, the consummation of the Transaction; and

          (6) the Opinion does not affirm that Company is engaged in no unlawful business and in no business which Georgia law would not permit to be conducted by a corporation incorporated under the GBCC.

     26.  Corporate Acts Opinion.
          ----------------------

          An Opinion to the effect that Company has duly authorized the execution and delivery of, and performance by Company under, the Documents and has duly executed and delivered the Documents (Corporate Acts Opinion) is subject to the following understandings:

          (1) the Opinion affirms compliance with all corporate action necessary under the GBCC, Company's articles of incorporation and bylaws and, if applicable, Company's duly adopted policies and practices for delegation of authority in order to authorize the execution and delivery of, and performance under, the Documents;

          2) the Opinion affirms that the execution and delivery of the Documents was, and Company's performance of its obligations under the Documents in accordance with the Documents as written will be, in accordance with the authorization;

          (3) the Opinion is built upon an assumption that the Corporate Status Opinion and the Corporate Powers Opinion could also be given;

          (4) the Opinion addresses no law other than the GBCC and applicable law of agency.

     27.  No Violation Opinion.
          --------------------

          An Opinion to the effect that Company's execution and delivery of the Documents do not, and if Company were now to perform its obligations under the Documents such performance would not, result in (i) a violation of Company's articles of incorporation, bylaws or any law to which Company or its Assets are subject, or (ii) a breach of or default under described agreements, or (iii) a creation or imposition of contractual liens or security interests arising out of described agreements, or (iv) a violation of any known judicial or administrative decree, writ, judgment or order to which Company or its Assets are subject (No Violation Opinion) is subject to the following understandings:

          (1) a "violation" or "breach or default" means any act or omission that, by itself or upon notice or the passage of time or both, would constitute a violation, breach or default giving rise to a remedy under the document or law in question;

          (2) the Opinion addresses only the relevant facts and law as they exist on the date of the Opinion Letter;

          (3) "agreements" refers to agreements, indentures, documents and other instruments in writing, identified in the Opinion Letter;

          (4) references to any law or to "'decree, writ, judgment or order" or the like include only those (i) which either prohibit performance by Company under the Documents or subject Company to a fine, penalty or other similar sanction, and (ii) which a lawyer, using customary professional diligence, would reasonably recognize as applicable to Company and the Transaction;

          (5) the Opinion addresses only whether the specific terms of the relevant Document violate law or cause a breach of or default under the specific terms of an obligation created by a described Other Agreement, taking into account information provided in accordance with Interpretive Standard 4 and other facts known to Opinion Giver;

          (6) the Opinion does not address acts permitted or contemplated but not required, or inferred but not set forth, by the relevant Document, except to the extent such acts are concurrent with, and recognized by Opinion Giver as constituting part of, the consummation of the Transaction;

          (7) to the extent the interpretation of words in described agreements requires resort to law, the law is that of the Opining Jurisdiction; and

          (8) the Opinion does not address liens or security interests created by or in favor of Opinion Recipient, created under a Document or arising by operation of law.

     28.  No Consent Opinion.
          ------------------

          An Opinion to the effect that no consent, approval, authorization or other action by, or filing with, any governmental authority is required for Company's execution and delivery of the Documents and consummation of the Transaction (No Consent Opinion) is subject to the understandings set forth in Interpretive Standards 2 and 27(2) and (4). "Required" means that there is no governmental consent, approval, authorization or filing, the absence of which would either prohibit performance by Company of its obligations under the Documents or subject Company to a fine, penalty or other similar sanction.

     29.  Capitalization Opinion.
          ----------------------

          An Opinion to the effect that described shares have been duly authorized and are, or upon issuance will be, validly issued, fully paid and nonassessable (Capitalization Opinion) is subject to the following understandings:

          (1) the Opinion affirms compliance with all corporate action necessary to create and issue the shares under the Georgia corporate law in effect at the time of such creation and issuance ("Corporate Code") and Company's articles of incorporation and bylaws;

          (2) "duly authorized" means Company had the corporate power to create the shares, the shares so created have the rights and attributes required by the Corporate Code, and the rights and attributes of the shares so created were permitted by the Corporate Code and are permitted by the GBCC and Company's articles of incorporation and bylaws;

          (3) "validly issued" means that at the time of issuance Company had sufficient authorized and unissued shares to permit the shares to be issued, Company took the steps necessary to accord shareholder status to the persons to whom the shares were issued and Company has taken no step to deprive the shares of the "validly issued" status;

          (4) "fully paid and nonassessable" means that the consideration received upon issuance of the shares (i) was legally sufficient, (ii) satisfied the requirements of the Corporate Code, Company's articles of incorporation and bylaws, and relevant corporate resolutions, (iii) was approved (e.g., as to value of property or services) by the directors or shareholders, as required, and (iv) was in fact received, subject to paragraph (1) above; and

          (5) the opinion is based upon the assumption that the Corporate Status Opinion could also be given.

     30.  Share Transfer Opinion.
          ----------------------

          The only laws addressed in any Opinion as to the rights of a seller in shares of Company acquired by any purchaser are the GBCC and Article 8 of the UCC, and no Opinion is given regarding liens (other than UCC security interests) that may be perfected without filing or possession of the share certificate.
The Opinion is based upon the assumption that the Capitalization Opinion could also be given.

     31.  Personal Property Transfer Opinion.
          ----------------------------------

          An Opinion as to Company's transfer of Personal Property expresses no opinion as to Company's title. See Interpretive Standard 16.

     32.  Foreign Qualification Confirmation.
          ----------------------------------

          A confirmation to the effect that Company is qualified to transact business as a foreign corporation in any one or more named jurisdictions is not a legal opinion, but a statement which may be based solely upon one or more certificates referenced in the Opinion Letter and limited in meaning to the words of each certificate. No implication arises from such confirmation that certificates have been acquired from all jurisdictions in which Company is required to be qualified, or that certificates obtained are from the appropriate public officials in the jurisdictions referenced.

     33.  Litigation Confirmation.
          -----------------------

          A confirmation regarding litigation pending or threatened in writing against Company or any Assets derives from Opinion Giver's knowledge as defined at Interpretive Standard 6 and certificate reliance discussed at Interpretive Standard 4, but not from any reviews of public or court records or files of Opinion Giver or others.

                       Incorporation by Reference Accord
                       ---------------------------------

     34. These Interpretive Standards may be incorporated by reference in the Opinion Letter by a Statement similar to the following:

          This Opinion Letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this Opinion Letter by this reference.

                                   SCHEDULE I
                                   ----------

                               MATERIAL CONTRACTS
                               ------------------

1. Asset Purchase Agreement, dated as of October 17, 1996, by and among Tyson Foods, Inc., Gorges Foodservice, Inc., Tyson Holding Company and Gorges/Quik-to-Fix Foods, Inc.

2. Transition Services Agreement, dated as of November 25, 1996, by and between Tyson Foods, Inc. and Gorges/Quik-to-Fix Foods, Inc.

3. Credit Agreement dated as of November 25, 1996, by and among Gorges/Quik-to-Fix Foods, Inc., Gorges Holding Corporation, the Lenders identified therein and NationsBank of Texas, N.A.

4. Indenture dated as of November 25, 1996, between Gorges/Quik-to-Fix Foods, Inc. and IBJ Schroder Bank & Trust, as Trustee.

5. Purchase Agreement dated November 25, 1996, by and between NationsBanc Capital Markets, Inc. and Gorges/Quik-to-Fix Foods, Inc.

6. Registration Rights Agreement dated November 25, 1996, by and between NationsBanc Capital Markets, Inc. and Gorges/Quik-to-Fix Foods, Inc.

7. Agreement of Lease dated December 15, 1995 by and between Stover Steel Structures, Inc. and Tyson Foods, Inc. assigned to Gorges/Quik-to-Fix Foods, Inc. pursuant to that certain Bill of Sale dated as of November 25, 1996 by and among Tyson Foods, Inc., Gorges Foodservice, Inc., Tyson Holding Company and Gorges/Quik-to-Fix Foods, Inc.

8. Lease Agreement dated May 1992 by and between Cope Properties and Tyson Foods, Inc., as amended by letter agreement dated August 25, 1992, from Terry W. Cozby and as amended by letter agreement dated May 23, 1995 from Terry W. Cozby assigned to Gorges/Quik-to-Fix Foods, Inc. pursuant to that certain Bill of Sale dated as of November 25, 1996 by and among Tyson Foods, Inc., Gorges Foodservice, Inc., Tyson Holding Company and Gorges/Quik-to-Fix Foods, Inc.

9. Supply Agreement dated November 9, 1990 by and between Harker's Distribution, Inc. and Tyson Foods, Inc., as amended by Modification to Supply Agreement dated September 14, 1993 and Second Modification to Supply Agreement dated May 1, 1995 assigned to Gorges/Quik-to-Fix Foods, Inc. pursuant to that certain Assignment Assumption and Consent Agreement dated as of November 25, 1996 by and among Tyson Foods, Inc., Harker's Distribution, Inc. and Gorges/Quik-to-Fix Foods, Inc.

10. Letter Agreement dated September 12, 1996 by and between Sonic Corporation and Tyson Foods, Inc. assigned to Gorges/Quik-to-Fix Foods, Inc. pursuant to that certain Bill of Sale dated as of November 25, 1996 by and among Tyson Foods, Inc., Gorges Foodservice, Inc., Tyson Holding Company and Gorges/Quik-to-Fix Foods, Inc.

11. Beef Pattie Contract dated November 1, 1995, by and between Sam's Clubs and Tyson Foods, Inc. assigned to Gorges/Quik-to-Fix Foods, Inc. pursuant to that certain Bill of Sale dated as of November 25, 1996 by and among Tyson Foods, Inc., Gorges Foodservice, Inc., Tyson Holding Company and Gorges/Quik-to-Fix Foods, Inc.

12. Gas Sales Agreement dated December 1, 1995 by and between Tyson Foods, Inc. and US Gas Services LLC assigned to Gorges/Quik-to-Fix Foods, Inc. pursuant to that certain Bill of Sale dated as of November 25, 1996 by and among Tyson Foods, Inc., Gorges Foodservice, Inc., Tyson Holding Company and Gorges/Quik-to-Fix Foods, Inc.

13. Contract for Industrial Gas Service dated February 14, 1996 by and between Lone Star Gas Company and Tyson Foods, Inc., as amended by (i) Amendment of Contract for Industrial Gas Service dated February 14, 1996, (ii) Addendum to Amendment of Contract for Industrial Gas Service (a/k/a Interruptible Gas Service Agreement) dated February 14, 1996, and (iii) letter of March 21, 1996 assigned to Gorges/Quik-to-Fix Foods, Inc. pursuant to that certain Bill of Sale dated as of November 25, 1996 by and among Tyson Foods, Inc., Gorges Foodservice, Inc., Tyson Holding Company and Gorges/Quik-to-Fix Foods, Inc.

14. Gas Sales Agreement dated June 1, 1995 by and between Tyson Foods, Inc. and Mercado Gas Services, Inc. assigned to Gorges/Quik-to-Fix Foods, Inc. pursuant to that certain Bill of Sale dated as of November 25, 1996 by and among Tyson Foods, Inc., Gorges Foodservice, Inc., Tyson Holding Company and Gorges/Quik-to-Fix Foods, Inc.

15. Waste Water Treatment Agreement dated October 25, 1995 by and between the City of Orange City, Iowa and Tyson Foods, Inc. assigned to Gorges/Quik-to-Fix Foods, Inc. pursuant to that certain Bill of Sale dated as of November 25, 1996 by and among Tyson Foods, Inc., Gorges Foodservice, Inc., Tyson Holding Company and Gorges/Quik-to-Fix Foods, Inc.

16. Securities Purchase and Stockholders Agreement dated November 25, 1996 by and among CGW Southeast Partners III, L.P., NationsBanc Investment Corporation, Mellon Bank, N.A., as Trustee for First Plaza Group Trust, J. David Culwell, Richard E. Mitchell, Randall H. Collins, Robert M. Powers, Hernando Aviles, Stuart Alan Ensor, and Gorges Holding Corporation.